UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

Amphenol Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2025 ANNUAL MEETING
and
PROXY STATEMENT
AMPHENOL CORPORATION
358 HALL AVENUE
WALLINGFORD, CONNECTICUT 06492

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
TIME AND DATE
11:00 a.m., Eastern Time, on Thursday, May 15, 2025
PLACE
Amphenol Corporation
World Headquarters
Conference Center
358 Hall Avenue
Wallingford, CT 06492
(203) 265-8900
AGENDA
1.
To elect eight directors as named for the term indicated in the proxy statement.

2.
To ratify the selection of Deloitte & Touche LLP as independent public accountants.

3.
To conduct an advisory vote to approve compensation of named executive officers.

4.
To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock.

5.
To vote on the stockholder proposal set forth in the proxy statement regarding support for special shareholder meeting improvement, if properly presented at the Annual Meeting.

6.
To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

By Order of the Board of Directors
Lance E. D’Amico
Senior Vice President, Secretary and General Counsel
April 4, 2025
—IMPORTANT— PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 15, 2025: The Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at www.edocumentview.com/APH.

i

Retirement Benefits	34
Perquisites/Other	34
• Compensation of Named Executive Officers	35
Company Performance	35
Pay Mix	36
2024 Management Incentive Plan Determination	37
CEO Compensation	37
Other Named Executive Officers’ Compensation	38
Compensation Committee Report	41
Summary Compensation Table	42
Employment Agreements	43
Stock Option Plans	43
Repricing of Options/Granting of SARs	44
Grants of Plan Based Awards in Fiscal Year 2024	45
Outstanding Equity Awards at 2024 Fiscal Year End	46
Option Exercises and Stock Vested for the 2024 Fiscal Year	47
Pensions and Deferred Compensation	47
• Pension Plan	47
• Pension Benefits for the 2024 Fiscal Year	48
• Nonqualified Deferred Compensation for the 2024 Fiscal Year	49
Potential Payments upon Termination or Change in Control	51
Pay Versus Performance Disclosure	54
CEO Pay Ratio	57
■ Proposal 3. Advisory Vote to Approve Compensation of Named Executive Officers	59
Certain Relationships and Related Party Transactions	60
Stock Ownership Guidelines for Non-Employee Directors and Certain Executives	60
Clawback Policy	60
Insider Trading Compliance Policy	60
Policies and Practices Related to the Grant of Certain Equity Awards Close in time to the Release of Material Nonpublic Information	61
Prohibition on Short Sales, Transactions in Derivative Securities and Hedging	61
Investor Outreach	62
Sustainability Report	63
■ Proposal 4. Approval of an Amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock	64
• Seventh Amendment to the Restated Certificate of Incorporation	65
Stockholder Proposals	66
■ Proposal 5. Support for Special Shareholder Meeting Improvement	66
General and Other Matters	70

Proxy Statement Summary
This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and Amphenol’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 carefully before voting.
Annual Meeting of Stockholders
Meeting Place Amphenol Corporation World Headquarters Conference Center 358 Hall Avenue Wallingford, CT 06492	Meeting Date Thursday, May 15, 2025 Meeting Time 11:00 a.m. Eastern Time Record Date March 17, 2025
Stockholders as of the record date are entitled to vote their shares at the 2025 Annual Meeting of Stockholders of Amphenol Corporation (the “Annual Meeting”). Each share of common stock is entitled to one vote for each director nominee and for each of the other proposals to be voted on.
Meeting Agenda and Voting Matters	Board Vote Recommendation	Page References (for more detail)
Proposal 1 Election of Eight Directors	FOR each nominee	6
Proposal 2 Ratification of the selection of Deloitte & Touche LLP as independent public accountants	FOR	27
Proposal 3 Advisory vote to approve compensation of named executive officers	FOR	59
Proposal 4 Approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock	FOR	64
Proposal 5 Stockholder Proposal regarding Support for Special Shareholder Meeting Improvement	AGAINST	66

Director Nominees*
	Director Tenure	Principal Occupation	Independent	Committee Memberships					Other Public Company Boards
Name				AC	CC	EC	FC	NCGC
Nancy A. Altobello	Since 2021	Former Global Vice Chair, Talent of Ernst & Young	Y	C,F	●				MarketAxess Holdings Inc./Wex Inc.
David P. Falck (Presiding Director)	Since 2013	Former Executive Vice President and General Counsel, Pinnacle West Capital Corporation	Y	●	●			C
Rita S. Lane	Since 2020	Former VP of Operations of Apple Inc.	Y			C	●	●	L3Harris Technologies, Inc./ Signify N.V.
Robert A. Livingston	Since 2018	Former CEO of Dover Corporation	Y	● F	C	●			RPM International Inc.
Martin H. Loeffler (Chairman)	Since 1987	Former CEO of Amphenol Corporation	Y
R. Adam Norwitt	Since 2009	President and CEO of Amphenol Corporation	N
Prahlad Singh	Since 2023	President and CEO of Revvity, Inc.	Y		●		●	●	Revvity, Inc.
Anne Clarke Wolff	Since 2018	Founder and CEO of Independence Point Advisors	Y	● F			C	●
AC
Audit Committee

C
Chair

CC
Compensation Committee

EC
Executive Committee

FC
Finance Committee

F
Financial Expert

NCGC
Nominating/Corporate Governance Committee

*
Edward G. Jepsen will not stand for re-election at the Annual Meeting, but Mr. Jepsen will continue as a director through the Annual Meeting. Mr. Jepsen currently serves as a member of the Audit Committee, Executive Committee and Finance Committee.

Attendance
In 2024, each of the Company’s director nominees attended 100% of the Board and Committee meetings on which such director sits.

Governance Documents
Amphenol Corporation (the “Company” or “Amphenol”) posts the following documents on its website at www.amphenol.com under the heading “Investors”, then “Governance”, and then “Governance Documents”:
Clawback Policy
Code of Business Conduct and Ethics
Corporate Governance Principles
Global Human Rights Policy
Insider Trading Compliance Policy
Political Activity Statement
Stock Ownership Guidelines—Directors
Stock Ownership Guidelines—Executives
The Company posts the following Board committee charters on its website at www.amphenol.com under the heading “Investors”, then “Governance”, then “Board of Directors” and then “Committee Charters”:
Audit Committee Charter
Compensation Committee Charter
Executive Committee Charter
Finance Committee Charter
Nominating/Corporate Governance Committee Charter
A printed copy of any of these documents will be provided to any stockholder of the Company free of charge upon written request to the Company, c/o Secretary, Amphenol Corporation, 358 Hall Avenue, Wallingford, Connecticut 06492.
Stock Split
On May 20, 2024, the Board of Directors approved a two-for-one split of the Class A Common Stock, par value $.001 per share, of the Company (“Common Stock”), which was paid in the form of a stock dividend on June 11, 2024 to stockholders of record as of May 31, 2024 (the “2024 Stock Split”). All references to shares of Common Stock and options to purchase shares of Common Stock in this proxy statement have been adjusted to reflect the 2024 Stock Split, including tables and earnings per share (“EPS”) references.
Executive Compensation
At the 2024 Annual Meeting of Stockholders, the Company’s stockholders cast a non-binding advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement for that meeting. The Company’s stockholders overwhelmingly approved the proposal with more than 91% of the shares voted being cast in favor of the proposal. These programs and policies remain unchanged, as described in detail beginning on page 30. The Company’s core management compensation program includes base salary, an annual incentive plan payment opportunity, an annual stock option award (with 20% vesting each year over a five-year period), insurance benefits and retirement benefits.
The compensation program for the named executive officers emphasizes at-risk, performance-based elements. Fixed compensation elements, including base salary, retirement benefits and other compensation are designed to be market competitive for purposes of retention, and to a lesser extent, recruitment. However, it is intended that a larger part of the named executive officers’ compensation be designed to reward performance that generates long-term shareholder value.
For the Company’s Chief Executive Officer, fixed compensation elements including salary and “all other compensation” (which includes retirement benefits) comprised approximately 10% of his total 2024 compensation. His at-risk compensation linked to increasing shareholder value comprised approximately 90% of his total 2024 compensation. These at-risk elements include stock options granted with an exercise price equal to the closing price of the Common Stock on the date of grant which only generate value if the Company’s share price increases after the grant date. The other at-risk compensation is annual incentive plan compensation which historically has not paid out if year-over-year Adjusted Diluted EPS declines and rewards the Chief Executive Officer for growth in Company revenues and Adjusted Diluted EPS. For the Company’s other named executive officers as a group, fixed compensation elements comprised approximately 17% of

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total 2024 compensation while at-risk compensation comprised approximately 83% of total 2024 compensation. As with the Chief Executive Officer, the fixed compensation elements for the other named executive officers include salary and “all other compensation,” while the at-risk items include stock options and annual incentive plan compensation linked to goals that encourage growth in revenues and either Adjusted Diluted EPS or operating income, depending on the role of the named executive officer.
The Board believes this compensation program is a valuable and appropriate tool which contributes to the Company’s continuing success.
2024 Performance Highlights1
Amphenol delivered an outstanding performance in 2024. Throughout 2024, the Company continued to deploy its financial strength in a variety of ways to increase shareholder value. We achieved:
•
Net Sales of $15.2 billion, up 21% in U.S. dollars and 13% organically compared to the full year 2023

•
GAAP Diluted EPS of $1.92, up 24% compared to prior year

•
Adjusted Diluted EPS of $1.89, up 25% compared to prior year

•
GAAP and Adjusted Operating Margin of 20.7% and 21.7%, respectively

•
Operating and Free Cash Flow of $2.8 billion and $2.2 billion, respectively

•
Completed two acquisitions: Carlisle Interconnect Technologies and Luetze

•
Signed an agreement to acquire the Outdoor Wireless Networks and Distributed Antenna Systems businesses from CommScope (the acquisition was completed in the first quarter of 2025)

•
Returned nearly $1.3 billion to shareholders

Over the past ten years, Amphenol has grown Net sales by 185%, Adjusted Diluted EPS by 238% and Operating Cash Flow by 220%, a significant long-term achievement that reflects Amphenol’s ongoing track record of creating long-term value for our shareholders. In addition, Amphenol has delivered compound annual sales growth of 11% and compound Adjusted Diluted EPS growth of 13% over the past ten years. This performance has created sustained shareholder value as reflected in Amphenol’s shares delivering an approximately 19% compound annual return for the ten years ended December 31, 2024, significantly exceeding the 13% return of the S&P 500 during that same time period. In addition, and exclusive of reinvested dividends, the Company’s closing stock price grew from $49.56 on December 31, 2023 to $69.45 on December 31, 2024, a 40% increase, compared to an increase of 23% for the S&P 500 over the comparable period.

(1)
Refer to footnote 2 and accompanying text on page 35 for definitions of certain non-GAAP financial measures. Refer to Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for definitions and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

As the revolution in electronics continues to accelerate, Amphenol has continued to expand our range of high-technology interconnect products, both through our organic innovation efforts as well as through our successful acquisition program. Amphenol’s unique culture of entrepreneurship, which remains core to our success, along with our expanded technology position, has strengthened our competitive advantage. Our team leveraged that competitive advantage throughout 2024 and established an excellent base for Amphenol’s future performance. We believe that our outstanding and growing entrepreneurial management team will continue to dynamically adjust to changing market conditions, capitalize on the wide array of growth opportunities that arise in all market cycles and generate sustainable long-term value for our shareholders and other stakeholders.
Stock Performance Graph
The following graph compares the cumulative total shareholder return of Amphenol over a period of five years ending December 31, 2024 with the performance of the Standard & Poor’s 500 (“S&P 500”) Stock Index and the Dow Jones U.S. Electrical Components & Equipment Index. This graph assumes that $100 was invested in our Common Stock and each index on December 31, 2019, reflects reinvested dividends, and is weighted on a market capitalization basis as of the beginning of each year. Each reported data point below represents the last trading day of each calendar year. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance.

Investor Outreach
Amphenol regularly engages with key stockholders to discuss, among other items, governance issues to ensure that management and the Board understand and address issues that are important to the Company’s stockholders. Through these engagements, the Company has obtained valuable feedback.
Sustainability Report
At Amphenol, we believe that making sustainable business choices, building strong relationships with our stakeholders and engaging in good corporate governance create long-term value for our Company. We have always believed that it is not just good stewardship, but good business, to focus on the long-term sustainability of Amphenol, whether through reducing our and our partners’ environmental footprint, following humane labor practices, supporting the development of our global team, ensuring the strength and integrity of our supply chain or giving back to our communities. To that end, we publish a sustainability report on an annual basis (the “Sustainability Report”) to highlight our goals and progress on the environmental, social and governance (“ESG”) issues most significant to our business. Our most recent Sustainability Report is available on our website at https://amphenol.com/sustainability, which also includes information about our ESG practices and initiatives. We anticipate publishing our 2024 Sustainability Report prior to the Annual Meeting. For the avoidance of doubt, neither our Sustainability Report nor other materials available on our website are incorporated into this proxy statement by reference.
2026 Annual Meeting
Deadline for stockholder proposals to be included in the proxy statement for the 2026 annual meeting of stockholders in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended.	December 5, 2025

PROXY STATEMENT
The Company is furnishing proxy materials to the holders of Class A Common Stock, par value $.001 per share (“Common Stock”), of Amphenol Corporation (the “Company” or “Amphenol”) in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held in the Conference Center at the Company’s Corporate Headquarters at 358 Hall Avenue, Wallingford, Connecticut 06492 (telephone (203) 265-8900) at 11:00 a.m., Eastern Time, on Thursday, May 15, 2025 (the “Annual Meeting”).
RECORD DATE AND STOCK SPLIT
The Board of Directors of the Company (the “Board”) has fixed the close of business on March 17, 2025 as the Record Date for the Annual Meeting (the “Record Date”). Only stockholders of record at the Record Date are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. On May 20, 2024, the Board approved a two-for-one split of the Common Stock, which was paid in the form of a stock dividend on June 11, 2024 to stockholders of record as of May 31, 2024 (the “2024 Stock Split”). All references to shares of Common Stock and options to purchase shares of Common Stock in this proxy statement have been adjusted to reflect the 2024 Stock Split, including tables and EPS references. At the Record Date, there were 1,211,783,313 shares of Common Stock outstanding.
INTERNET AVAILABILITY OF PROXY MATERIALS
We are making this proxy statement and our Annual Report to stockholders for the fiscal year ended December 31, 2024 (the “2024 Annual Report”) available to our stockholders on the Internet. On or about April 4, 2025, stockholders as of the Record Date are first being mailed a stockholder meeting notice (the “Notice”) containing instructions on how to access our proxy materials, including this proxy statement and our 2024 Annual Report. The Notice also provides instructions on how to vote over the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials. Other stockholders, in accordance with their prior requests, have been mailed paper copies of our proxy materials and a proxy card and/or a voter instruction form from their bank, broker or other nominee.
Internet distribution of proxy materials is designed to expedite receipt by stockholders, lower the cost of the Annual Meeting, and reduce the environmental impact of the Annual Meeting. However, if you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained in the Notice.
PROXIES AND VOTING
The proxy accompanying this proxy statement is solicited on behalf of the Board for use at the Annual Meeting and any postponements or adjournments thereof. Each holder of Common Stock is entitled to one vote for each share of Common Stock held at the Record Date. The holders of record, present in person or by proxy, of a majority of the issued and outstanding shares of Common Stock shall constitute a quorum. If a stockholder votes in person, by telephone, over the Internet or by returning a properly executed proxy card, the stockholder will be considered a part of that quorum. Abstentions and broker non-votes (i.e., when a broker does not have authority to vote on a specific proposal) are counted as present for quorum purposes.
Shares will be voted in accordance with stockholder instructions. If a stockholder received printed versions of the proxy materials by mail, these printed proxy materials also include the proxy card for the Annual Meeting, and the stockholder may complete, date, sign and return the proxy card in accordance with the voting instructions on the proxy card, whether or not the stockholder plans to attend the Annual Meeting. If a stockholder received a Notice, the Notice will contain instructions regarding how to vote by Internet or by telephone and how to request printed versions of the proxy materials by mail.
In order for a vote to be counted, the stockholder must (i) return a completed and signed proxy card so that it is received by mail by the Company’s transfer agent before the date of the Annual Meeting, (ii) vote by Internet or by telephone prior to the date of the Annual Meeting or (iii) vote at the Annual Meeting if the stockholder is attending.

In the event that a stockholder returns a signed proxy card that omits voting instructions for some or all matters to be voted on or indicates when voting by telephone or over the Internet that the stockholder wishes to vote as recommended by the Board, the proxy holders will vote in accordance with the recommendations of the Board on each of the matters presented in this proxy statement for which specific voting instructions were not provided. In addition, the proxy holders will have, and intend to exercise, discretion to vote shares in accordance with their best judgment on any matters not identified in this proxy statement on which a vote is taken at the Annual Meeting. At present, the Company is not aware of any such matter.
Stockholders that hold their shares in “street name” through an account with a broker, bank or other nominee must follow the directions provided by such broker, bank or other nominee regarding how to provide voting instructions. For stockholders that hold their shares in “street name” through an account with a broker, bank or other nominee, and do not give voting instructions on a matter, under the rules of the New York Stock Exchange, the broker, bank or other nominee, is permitted to vote in its discretion only on Proposal 2 (ratification of selection of the independent public accountants) and Proposal 4 (approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock) and is required to withhold its vote on each of the other proposals, the withholding of which is referred to as a “broker non-vote.”
The following table illustrates votes required, and the impact of abstentions and broker non-votes.
Proposal	Required Vote	Impact of Abstentions	Impact of Broker Non-Votes
1. Election of eight directors	Votes “For” a nominee must exceed votes “Against” that nominee	No impact on outcome	Not counted as votes cast; no impact on outcome
2. Ratification of the selection of Deloitte & Touche LLP as independent public accountants	Approval by a majority of the votes cast	No impact on outcome	Not expected; not counted as votes cast; no impact on outcome
3. Advisory vote to approve compensation of named executive officers	Approval by a majority of the votes cast	No impact on outcome	Not counted as votes cast; no impact on outcome
4. Approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock	Approval by a majority of the votes cast	No impact on outcome	Not expected; not counted as votes cast; no impact on outcome
5. Stockholder Proposal regarding Support for Special Shareholder Meeting Improvement	Approval by a majority of the votes cast	No impact on outcome	Not counted as votes cast; no impact on outcome

A proxy may be revoked. For shares that are held through an account with a broker, bank or other nominee, the stockholder must follow the directions provided by its bank, broker or other nominee for revoking or modifying voting instructions. For shares that are registered in the stockholder’s own name, the proxy may be revoked (a) at any time before the Annual Meeting by (i) providing written notification to the Company Secretary prior to its exercise and providing relevant name and account information, (ii) if a stockholder has received printed proxy materials, submitting a new proxy card by mail with a later date (which will override the earlier proxy) or (iii) re-voting by telephone or over the Internet (only the latest telephone or Internet vote will be counted); or (b) by attending the Annual Meeting and voting in person at the Annual Meeting, which will automatically cancel any proxy previously given (but attendance alone will not revoke any proxy that you have previously given).
The inspectors of election appointed for the Annual Meeting with the assistance of the Company’s transfer agent, Computershare Trust Company, N.A., will determine if a quorum is present and tabulate the votes.
The Company pays the cost of preparing, printing, assembling and mailing the proxy materials. The Company has engaged the firm of Georgeson LLC to assist in the distribution of printed copies of this Notice of 2025 Annual Meeting and Proxy Statement and will pay Georgeson LLC its out of pocket expenses for such services. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. Georgeson LLC has also been retained to assist in soliciting proxies for a fee not expected to exceed $11,000, plus distribution costs and other costs and expenses. Proxies may also be solicited from some stockholders personally, by mail, e-mail, telephone or other means of communication by the Company’s directors, officers and other employees who are not specifically employed for proxy solicitation purposes and who will not receive any additional compensation. Please contact Georgeson LLC, the Company’s proxy solicitor, toll free at (866) 308-1843 with any questions or for requests for assistance in voting shares.
The Company intends to file a proxy statement and WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies for our 2026 Annual Meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Listed in the following table are those stockholders known to Amphenol to be the beneficial owners of more than five percent of the Company’s outstanding Common Stock. The information provided below reflects the information reported on the most recently filed Schedule 13G for each of the listed stockholders. The number of shares of Common Stock listed in the following table, including in the related footnotes, have been adjusted to reflect the 2024 Stock Split.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	146,270,744(1)	12.1%
FMR LLC 245 Summer Street Boston, MA 02210	111,775,074(2)	9.2%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	97,700,524(3)	8.1%

(1)
Based on the Schedule 13G/A filed by such beneficial owner on February 13, 2024 for the year ended December 31, 2023, which indicates that it has (i) sole voting power over 0 shares, (ii) shared voting power over 1,503,810 shares, (iii) sole dispositive power over 141,380,488 shares and (iv) shared dispositive power over 4,890,256 shares.

(2)
Based on the Schedule 13G/A filed by such beneficial owner on February 9, 2024 for the year ended December 31, 2023, which indicates that it has (i) sole voting power over 106,599,226 shares, (ii) shared voting power over 0 shares, (iii) sole dispositive power over 111,775,074 shares and (iv) shared dispositive power over 0 shares.

(3)
Based on the Schedule 13G/A filed by such beneficial owner on January 25, 2024 for the year ended December 31, 2023, which indicates that it has (i) sole voting power over 89,513,826 shares, (ii) shared voting power over 0 shares, (iii) sole dispositive power over 97,700,524 shares and (iv) shared dispositive power over 0 shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
Set forth below is certain information with respect to beneficial ownership of the Company’s Common Stock as of March 17, 2025 by each director, the named executive officers (listed in the Summary Compensation Table on page 42) and by all executive officers and directors of the Company as a group. Except as otherwise noted, the individuals listed in the table below have the sole power to vote or transfer the shares reflected in the table. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Amphenol Corporation, 358 Hall Avenue, Wallingford, CT 06492.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Nancy A. Altobello	16,482(1)	*
William Doherty	893,963(2)	*
David P. Falck	92,434(1)	*
Edward G. Jepsen	986,282(1)	*
Craig A. Lampo	3,096,650(3)	*
Rita S. Lane	22,486(1)	*
Robert A. Livingston	125,720(1)	*
Martin H. Loeffler	1,336,374(1)	*
R. Adam Norwitt	9,160,306(4)	*
Prahlad Singh	9,016(1)	*
Peter J. Straub	403,580(2)	*
Luc Walter	1,455,753(2)	*
Anne Clarke Wolff	38,794(1)	*
All executive officers and directors of the Company as a group (15 persons)	20,279,724	1.67%

*
Less than one percent.

(1)
The share ownership amounts include 13,752,89,704, 983,552, 19,756, 122,990, 6,286 and 36,064 shares, which are owned directly by the following directors: Altobello, Falck, Jepsen, Lane, Livingston, Singh and Wolff, respectively, and 1,333,644 shares which are held in trusts over which Mr. Loeffler has sole voting power. This table also includes 2,730 shares of restricted stock owned by each of the directors, all of which vest within 60 days of March 17, 2025.

(2)
The share ownership amounts include 447,790 shares owned directly by Mr. Walter. The share ownership amounts also include 893,963, 403,580 and 1,007,963 shares, which are not owned by Messrs. Doherty, Straub and Walter, respectively, but which would be issuable upon the exercise of stock options which are exercisable or would be exercisable within 60 days of March 17, 2025.

(3)
The share ownership amounts for Mr. Lampo include 458,000 shares of Common Stock (of which 100,000 shares are owned directly by Mr. Lampo and 358,000 shares are held in trusts over which he has sole voting power) and 2,638,650 shares not owned by Mr. Lampo but which would be issuable upon the exercise of stock options which are exercisable or would be exercisable within 60 days of March 17, 2025.

(4)
The share ownership amounts for Mr. Norwitt include 2,870,652 shares of Common Stock (of which 2,006,475 shares are owned directly by Mr. Norwitt and 864,177 shares are held in trusts over which he has sole voting power) and 6,289,654 shares which are not owned by Mr. Norwitt but which would be issuable upon the exercise of stock options which are exercisable or would be exercisable within 60 days of March 17, 2025.

PROPOSAL 1. ELECTION OF EIGHT DIRECTORS
The Restated Certificate of Incorporation and the By-Laws of the Company (the “By-Laws”), taken together, provide for a Board consisting of not less than three or more than 15 directors. Currently, the number of directors of the Company is nine. Edward G. Jepsen is not standing for re-election at the Annual Meeting. The Company thanks Mr. Jepsen for his many years of dedicated service.
Our directors are elected annually. Accordingly, action will be taken at the Annual Meeting for the re-election of eight directors: Nancy A. Altobello, David P. Falck, Rita S. Lane, Robert A. Livingston, Martin H. Loeffler, R. Adam Norwitt, Prahlad Singh and Anne Clarke Wolff for a term of one year that will expire at the 2026 Annual Meeting.
In accordance with our By-Laws, directors are elected by a majority of the votes cast. That means the nominees will be elected if the number of votes cast “for” a director’s election exceeds the number of votes cast “against” such nominee. Our form of proxy permits you to abstain from voting “for” or “against” a particular nominee. Abstentions will count as being present for purposes of determining a quorum and will not count as a vote cast and so will have no effect on the election of directors. Broker non-votes will not count as votes cast and will have no effect on the elections of directors.
In the event that any nominee fails to receive the required vote for re-election, the Nominating/Corporate Governance Committee of the Board must then consider whether to accept the director’s resignation, previously tendered in accordance with the Company’s Corporate Governance Principles, and make a recommendation to the Board. The Board will then consider the resignation, and within 90 days after the date of certification of the election results or any extension of such period, publicly disclose its decision and the reasons for its decision.
It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of each director nominee, except in cases of proxies bearing contrary instructions. Each nominee has indicated that he or she will serve if elected, and the Board has no reason to believe that any of the nominees named above will become unavailable for election as a director, but in the event that any of these nominees should become unavailable for election for any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.
Information regarding each director nominee that led the Board to conclude that the director should serve on the Board is set forth in the biographical descriptions on the following pages and in the table on page 16 under the heading Board of Directors Summary Information. The Company’s goal is to assemble a Board that works together and with management to deliver long-term shareholder value. The Company believes that the nominees and directors set forth below, each of whom is currently a director of the Company, possess the skills and experience necessary to guide the Company in the best interests of its stockholders. The Company’s current Board consists of individuals with proven records of success in their chosen professions and with the Company. They all have high integrity and keen intellect. They are collegial yet independent in their thinking, and have demonstrated the willingness to make the time commitment necessary to be informed about the Company and its relevant industry, including its customers, suppliers, competitors, stockholders and management.
The following information details the professional experience and other directorships of public companies during at least the past five years for each of the proposed director nominees. Beneficial ownership of equity securities of the current directors and the proposed director nominees is shown under the caption Security Ownership of Directors and Executive Officers on page 5.

DIRECTOR NOMINEES
Martin H. Loeffler, PhD — Chairman of the Board
AGE: 80	AMPHENOL COMMITTEES	OTHER PUBLIC DIRECTORSHIPS
Director Since 1987	None	None

Mr. Loeffler had been an employee of the Company for 37 years when he retired in December 2010. He was executive chair of the Company from 2009 to 2010, chief executive officer of the Company from 1996 to 2008 and president of the Company from 1987 to 2007. Prior to assuming the position of president, he oversaw the Company’s international operations, and prior to that served in general management and operations roles in several European countries. He has a technology background with a PhD in physics and experience as a researcher in the field of semiconductors.
Mr. Loeffler is of Austrian origin. He has residence, work and cultural experience in many European countries. He earned his BS and PhD from the University of Innsbruck, Austria.

PARTICULAR IMPACT
Mr. Loeffler’s extensive experience in the interconnect industry and more than 50-year association with Amphenol, together with his leadership, international experience, technology background and close association with the culture of Amphenol are of tremendous value to the Board.

SKILLS AND QUALIFICATIONS
• Audit and Finance	• Business Development and Strategy
• Capital Markets	• Corporate Governance/Compliance
• Institutional Knowledge	• International
• Manufacturing	• Mergers & Acquisitions
• Risk Oversight	• Supply Chain
• Talent Development	• Technology

David P. Falck — Presiding Director
AGE: 72	AMPHENOL COMMITTEES	OTHER PUBLIC DIRECTORSHIPS
Director Since 2013	Audit Committee Compensation Committee Nominating/Corporate Governance Committee (Chair)	None

Mr. Falck has more than 40 years of experience as a legal advisor to public and private companies. From 2009 to 2017, Mr. Falck was Executive Vice President and General Counsel of Pinnacle West Capital Corporation and its primary subsidiary, Arizona Public Service Company, where he had responsibility for the company’s legal affairs and corporate secretary functions, while also serving on the executive risk and strategy committees. He continued as Executive Vice President, Law, from 2017 through April 2018. From 2007 to 2009, he was senior vice president, law for New Jersey-based Public Service Enterprise Group Inc. and served as a member of its executive group. From 1987 to 2007, Mr. Falck was an attorney, a partner and served on the managing board of Pillsbury Winthrop Shaw Pittman LLP. Mr. Falck provided strategic advice for a range of clients in the manufacturing, energy and telecommunications industries in the U.S. and abroad, including the Company. He has advised public company boards on a broad range of corporate governance matters. In his practice, he also advised on mergers and acquisitions both domestically and internationally.
Mr. Falck also serves on the non-profit boards of Exeter Health Resources, Inc. and Exeter Hospital.
He earned his BA magna cum laude, Phi Beta Kappa from Colgate University and his JD summa cum laude, Order of the Coif from Washington & Lee University School of Law.

PARTICULAR IMPACT
Mr. Falck brings to the Board decades of legal and financial acumen, in particular with respect to corporate governance, mergers and acquisitions, financing, compliance and legal matters.
SKILLS AND QUALIFICATIONS
• Audit and Finance	• Business Development and Strategy
• Capital Markets	• Corporate Governance/Compliance
• Environmental	• International
• Mergers & Acquisitions	• Risk Oversight
• Talent Development

Nancy A. Altobello
AGE: 67	AMPHENOL COMMITTEES	OTHER PUBLIC DIRECTORSHIPS
Director Since 2021	Audit Committee (Chair) Compensation Committee	Current: MarketAxess Holdings Inc. Wex Inc. In the past: Cornerstone OnDemand, Inc. MTS Systems Corporation

Ms. Altobello was Global Vice Chair, Talent of Ernst & Young (“EY”), where she was responsible for the firm’s global talent and people strategy from July 2014 to June 2018. Prior to that, Ms. Altobello held a number of senior positions at EY, including Americas Vice Chair, Talent; Managing Partner, Northeast Region Audit and Advisory Practices; and Managing Partner, North American Audit Practice. During her time at EY, she also served as the audit partner for a number of leading global, publicly traded corporations. Ms. Altobello is also a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. At MarketAxess Holdings Inc., Ms. Altobello is the chair of the Compensation and Talent Committee and a member of the Nominating and Corporate Governance Committee. At Wex Inc. she is the chair of the Corporate Governance Committee and a member of the Leadership Development and Compensation Committee. Ms. Altobello was on the board at MTS Systems Corporation at the time it was acquired by the Company.
Ms. Altobello also serves on the board of Fidelity Charitable, a not for profit organization.
Ms. Altobello earned her BS in accounting, with honors, from Fairfield University. She has attended numerous executive leadership programs including at Harvard Business School and Northwestern University. She has earned a certificate in Board Excellence from Harvard Business School and a certificate in Climate Change from Diligent.

PARTICULAR IMPACT
Ms. Altobello’s strength in attracting, training and retaining top talent, combined with her experience as an audit partner to large global publicly traded corporations, provides important perspective and depth to the Board.

SKILLS AND QUALIFICATIONS
• Audit and Finance	• Business Development and Strategy
• Capital Markets	• Corporate Governance/Compliance
• Environmental	• International
• Mergers & Acquisitions	• Risk Oversight
• Talent Development

Rita S. Lane
AGE: 62	AMPHENOL COMMITTEES	OTHER PUBLIC DIRECTORSHIPS
Director Since 2020	Executive Committee (Chair) Finance Committee Nominating/Corporate Governance Committee	Current: L3Harris Technologies, Inc. Signify N.V. In the past: Sanmina Corporation

Ms. Lane retired from Apple Inc. in 2014 where she had served as Vice President of Operations and oversaw the launch of the iPad® and manufacturing of the Mac® Desktop & Accessories product lines. From 2006 until 2008, Ms. Lane was Senior Vice President Integrated Supply Chain / Chief Procurement Officer at Motorola, Inc. Prior to working at Motorola, Ms. Lane held various senior-level operations roles at IBM for more than 10 years. Ms. Lane also served for five years as a Captain in the United States Air Force. She is a director of L3Harris Technologies, Inc. and Signify N.V. At L3Harris, Ms. Lane is a member of the Ad Hoc Business Review, Innovation and Cyber, and Nominating and Governance Committees, and at Signify, she is a member of the Nominating & Governance Committee and the Digital Committee.
In addition to her public directorships, she currently serves on the private board of Alkegen and as a member of the Policy and Global Affairs Committee at the National Academy of Sciences. She has previously served on the Purdue University Electrical & Computer Engineering Advisory Board.
Ms. Lane earned a BS degree in electrical engineering from the United States Air Force Academy, an MS in electrical engineering from Purdue University and an MBA from UC Berkeley. Purdue University has recognized her as a distinguished electrical engineering alumni (2011) and as a distinguished engineering alumni (2014).

PARTICULAR IMPACT
Ms. Lane’s deep technology background, together with her years of experience with leading international global hardware operations, including supply chains, provides the Board with unique and valuable insights.

SKILLS AND QUALIFICATIONS
• Business Development and Strategy	• Corporate Governance/Compliance
• Environmental	• International
• Manufacturing	• Risk Oversight
• Supply Chain	• Talent Development
• Technology

Robert A. Livingston
AGE: 71	AMPHENOL COMMITTEES	OTHER PUBLIC DIRECTORSHIPS
Director Since 2018	Audit Committee Compensation Committee (Chair) Executive Committee	RPM International Inc.

Mr. Livingston served as the President and Chief Executive Officer of Dover Corporation from 2008 through 2018 and also served as its Chief Operating Officer in 2008. From 2007 to 2008, Mr. Livingston served as the president and chief executive officer of Dover Engineered Systems, Inc., and served as the president and chief executive officer of Dover Electronics, Inc. from 2004 to 2007. He also served as the president of Vectron International Inc. in 2004. Mr. Livingston also currently serves as Lead Director, chair of the Compensation Committee and member of the Executive Committee of RPM International Inc.
In addition to his public board service, Mr. Livingston served on the board of a private company, Spectrum Control until January 2024, and he currently serves on the board of trustees of the non-profit Museum of Science and Industry in Chicago. From 2014 to 2021 he served on the board of the Chicago Council of Global Affairs.

Mr. Livingston earned his BS degree in Business Administration from Salisbury University.
PARTICULAR IMPACT
Mr. Livingston brings to the Board a successful track record leading a large, publicly-traded U.S. multi- national industrial company, together with his extensive experience in manufacturing, mergers and acquisitions and finance.

SKILLS AND QUALIFICATIONS
• Audit and Finance	• Business Development and Strategy
• Capital Markets	• Corporate Governance/Compliance
• International	• Manufacturing
• Mergers & Acquisitions	• Risk Oversight
• Supply Chain	• Talent Development
• Technology

R. Adam Norwitt
AGE: 55	AMPHENOL COMMITTEES	OTHER PUBLIC DIRECTORSHIPS
Director Since 2009	None	None

Mr. Norwitt has been an employee of the Company or its subsidiaries for approximately 25 years. He has been President since 2007 and Chief Executive Officer since 2009. Mr. Norwitt was chief operating officer of the Company from 2007 through 2008. He was senior vice president and group general manager, worldwide RF and microwave products business of the Company during 2006 and vice president and group general manager, worldwide RF and microwave products group of the Company from 2004 until 2006. Prior thereto, Mr. Norwitt served as group general manager, general manager and business development manager with various operating groups in the Company, including approximately five years resident in Asia. Prior to joining the Company, Mr. Norwitt was a corporate lawyer at Gibson, Dunn & Crutcher LLP. Mr. Norwitt does not serve on the board of any other public company.
Mr. Norwitt graduated with a BS degree in International Politics from the Georgetown University School of Foreign Service. He earned a JD from the University of Michigan Law School and an MBA from INSEAD. He has studied in the United States, Taiwan, China and France, and is fluent in French and Chinese.

PARTICULAR IMPACT
Mr. Norwitt has been our chief executive officer for more than 15 years, with a broad array of prior experience within our Company. He brings to the Board vision, market and technology knowledge, merger and acquisition experience, international exposure and knowledge of the day-to-day businesses, operating model and culture of the Company.

SKILLS AND QUALIFICATIONS
• Audit and Finance	• Business Development and Strategy
• Capital Markets	• Corporate Governance/Compliance
• Environmental	• Institutional Knowledge
• International	• Manufacturing
• Mergers & Acquisitions	• Risk Oversight
• Supply Chain	• Talent Development
• Technology

Prahlad Singh, PhD
AGE: 60	AMPHENOL COMMITTEES	OTHER PUBLIC DIRECTORSHIPS
Director Since 2023	Compensation Committee Finance Committee Nominating/Corporate Governance Committee	Revvity, Inc.

Mr. Singh is currently the President and Chief Executive Officer of Revvity, Inc. (which was previously affiliated with PerkinElmer, Inc.). He was promoted to President and Chief Executive Officer effective December 30, 2019 and was appointed to its Board of Directors in August 2019. Prior to his current role, he held various senior executive operating positions within PerkinElmer. Prior to joining PerkinElmer in 2014, Mr. Singh was a General Manager at GE Healthcare, and before that, Mr. Singh held senior executive level roles in strategy, business development and mergers & acquisitions at both GE Healthcare and Philips Healthcare. Earlier in his career, he held leadership roles of increasing responsibility at DuPont Pharmaceuticals and subsequently at Bristol-Myers Squibb Medical Imaging, which included managing the Asia Pacific and Middle East regions.
In addition to his public board service, Mr. Singh also serves on the Board of the Analytical, Life Science & Diagnostics Association.

Mr. Singh holds a BS degree from Wilson College, Mumbai, India, a PhD in chemistry from the University of Missouri-Columbia and an MBA from Northeastern University. His research work has resulted in several issued patents and publications in peer reviewed journals.

PARTICULAR IMPACT
Mr. Singh brings to the Board strong business, operational and merger and acquisition experience with global technology companies including as chief executive officer of a publicly traded company.
SKILLS AND QUALIFICATIONS
• Business Development and Strategy	• Capital Markets
• International	• Manufacturing
• Mergers & Acquisitions	• Risk Oversight
• Supply Chain	• Talent Development
• Technology

Anne Clarke Wolff
AGE: 59	AMPHENOL COMMITTEES	OTHER PUBLIC DIRECTORSHIPS
Director Since 2018	Audit Committee Finance Committee (Chair) Nominating/Corporate Governance Committee	None

Ms. Wolff is the Founder and Chief Executive Officer of Independence Point Advisors, an independent investment bank and advisory services firm formed in 2021. Previously, Ms. Wolff was a Managing Director at Bank of America from 2011 until 2020, during which time she served as Chairman, Global Corporate and Investment Banking and Head of Global Corporate Banking and Leasing. Prior to that, from 2009 to 2011, Ms. Wolff held senior positions at JP Morgan Chase & Company and from 1998 to 2009 at Citigroup. Ms. Wolff began her career at Salomon Brothers, where she held positions of increasing responsibility from 1989 to 1998.
Ms. Wolff earned a BA degree from Colby College, where she was also previously Vice Chairman of the Board of Trustees. She has an MBA from Northwestern University—Kellogg School of Management.

PARTICULAR IMPACT
Ms. Wolff brings to the Board deep experience in banking and corporate finance, including mergers and acquisitions, investor relations, treasury and capital allocation strategy.
SKILLS AND QUALIFICATIONS
• Audit and Finance	• Business Development and Strategy
• Capital Markets	• Environmental
• International	• Mergers & Acquisitions
• Risk Oversight	• Talent Development
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS AND THE COMMITTEES OF THE BOARD
Governance Principles
Amphenol’s Corporate Governance Principles meet or exceed the Listing Standards of the New York Stock Exchange (the “NYSE Listing Standards”), including guidelines for determining director independence and reporting concerns to non-employee directors and the Audit Committee. The Company’s Corporate Governance Principles, the Code of Business Conduct and Ethics and the charters of each of the Board’s committees are reviewed at least annually and revised as warranted. Amphenol’s Code of Business Conduct and Ethics applies to all employees, directors and officers of the Company and its subsidiaries.
The Company posts the following documents on its website at www.amphenol.com under the heading “Investors”, then “Governance,” and then “Governance Documents”:
Clawback Policy
Code of Business Conduct and Ethics
Corporate Governance Principles
Global Human Rights Policy
Insider Trading Compliance Policy
Political Activity Statement
Stock Ownership Guidelines—Directors
Stock Ownership Guidelines—Executives
The Company posts the following charters for its Board committees on its website at www.amphenol.com under the heading “Investors,” then “Governance,” then “Board of Directors” and then “Committee Charters”:
Audit Committee Charter
Compensation Committee Charter
Executive Committee Charter
Finance Committee Charter
Nominating/Corporate Governance Committee Charter
A printed copy of any of these documents will be provided to any stockholder of the Company free of charge upon written request to the Company, c/o Secretary, Amphenol Corporation, 358 Hall Avenue, Wallingford, Connecticut 06492.
Director Independence
The Board has adopted the definition of “independent director” set forth in the NYSE Listing Standards to assist it in making determinations of independence. In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination.
The Board has determined that all of the directors are independent of the Company and its management with the exception of Mr. Norwitt who is not considered an independent director because of his current employment with the Company.
Leadership Structure
Mr. Loeffler is Chairman of the Board and Mr. Falck is the Board’s Presiding Director. As Presiding Director, Mr. Falck has the authority to call, schedule and chair executive sessions of the independent directors. After each Board meeting and executive session the Chairman and Presiding Director communicate with the Chief Executive Officer to provide feedback and to effectuate the decisions and recommendations of the directors.
The Board has determined that at the present time, its current leadership structure, including a Presiding Director, a Chairman of the Board who retired from employment with the Company in 2010 after 37 years of service and a Chief Executive Officer who is an inside director, is appropriate and allows the Board to fulfill its duties effectively and efficiently based on the Company’s current needs. The Presiding Director and independent Chairman of the Board provide a means for the Board to effectively operate independently of the Company’s management. This structure also allows the Board to draw upon the skills and extensive experience of a Chairman who can ensure that the other directors’ attention is devoted to the issues of greatest importance to the Company and its stockholders, while permitting the Chief Executive Officer to continue to set the strategic direction and drive the ongoing business operations and finances of the Company, all in consultation with the Board.
Board of Directors Summary Information
The following table sets forth basic information about the experience, skills and backgrounds that our Board considered important in its decision to re-nominate those individuals to our Board. Except for those directors identified as an “audit committee financial expert” (as defined by the applicable rules of the SEC and the NYSE Listing Standards) elsewhere in this proxy statement, the fact that a nominee has an “●” marked next to his or her name for a particular skill does not necessarily mean that the nominee is an “expert” in that area, but rather, the mark signifies that the nominee brings meaningful skills and experience to the Board in that particular subject. Each director nominee is individually qualified to make unique, substantial and important contributions. Collectively, our directors’ diverse viewpoints and independent-mindedness enhance the quality and effectiveness of Board deliberations and decision making.
	Nancy A. Altobello	David P. Falck	Rita S. Lane	Robert A. Livingston	Martin H. Loeffler	R. Adam Norwitt	Prahlad Singh	Anne Clarke Wolff
Independent	●	●	●	●	●		●	●
Skills and Experience
- Audit and Finance	●	●		●	●	●		●
- Business Development and Strategy	●	●	●	●	●	●	●	●
- Capital Markets	●	●		●	●	●	●	●
- Corporate Governance/ Compliance	●	●	●	●	●	●
- Environmental	●	●	●			●		●
- Institutional Knowledge					●	●
- International	●	●	●	●	●	●	●	●
- Manufacturing			●	●	●	●	●
- Mergers & Acquisitions	●	●		●	●	●	●	●
- Risk Oversight	●	●	●	●	●	●	●	●
- Supply Chain			●	●	●	●	●
- Talent Development	●	●	●	●	●	●	●	●
- Technology			●	●	●	●	●
Tenure	Since 2021	Since 2013	Since 2020	Since 2018	Since 1987	Since 2009	Since 2023	Since 2018
Age	67	72	62	71	80	55	60	59
Gender	F	M	F	M	M	M	M	F
Race/ethnicity(1)
- White/Caucasian	●	●		●	●	●		●
- Asian			●				●
Other Public Company Boards	MarketAxess Holdings Inc. Wex Inc.		L3Harris Technologies, Inc.; Signify N.V.	RPM International Inc.			Revvity, Inc.
(1)
Five of our directors were born in the United States and three of our directors were born outside of the United States.

Director Selection Process
The Nominating/Corporate Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders. A stockholder may recommend any person for consideration as a nominee for director by writing to the Nominating/Corporate Governance Committee, c/o Secretary, Amphenol Corporation, 358 Hall Avenue, Wallingford, CT 06492. Recommendations must be received by December 31, 2025 to be considered for inclusion in the proxy statement for the 2026 Annual Meeting of Stockholders and must comply with the requirements in the Company’s By-Laws. Recommendations must include the name and address of the stockholder making the recommendation, a representation that the stockholder is a holder of record of Common Stock, biographical information about the individual recommended and any other information the stockholder believes would be helpful to the Nominating/Corporate Governance Committee in its evaluation of the individual being recommended by the stockholder as a nominee for director.
Potential candidates for the Board will be evaluated by the Nominating/Corporate Governance Committee on the basis of:
•
character, judgment, personal and professional ethics, integrity and values;

•
business, financial and/or other applicable experience;

•
familiarity with national and international issues affecting the Company’s business;

•
depth of experience, skills and knowledge complementary to the Board and the Company’s business; and

•
ability and willingness to devote sufficient time to effectively carry out the duties and responsibilities of a director of the Company.

The Board believes it functions most effectively when comprised of a diverse set of members, including a healthy mix of short-, mid- and long-serving members. To that end, the Board is committed to a policy of regular refreshment and has regularly engaged a reputable international search firm to identify appropriate candidates. Since 2018, we have added five new independent members to our Board, Anne Clarke Wolff, Robert Livingston, Rita Lane, Nancy Altobello and Prahlad Singh.
Our Board also believes that diversity includes diversity with respect to background, culture, skills, age, experience and expertise. The Nominating/Corporate Governance Committee may also consider such other relevant factors as it deems appropriate. It will make a recommendation to the full Board as to any persons it believes should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Nominating/Corporate Governance Committee. The process for considering candidates recommended by a stockholder for Board membership will be no different than the process for candidates recommended by members of the Nominating/Corporate Governance Committee, other members of the Board or management. In connection with the identification and appointment of Ms. Wolff, Mr. Livingston, Ms. Lane and Mr. Singh, the Board engaged a reputable international search firm. In the case of Ms. Altobello, the Board did not engage a search firm, but instead became aware of her in connection with the Company’s acquisition of MTS Systems Corporation, where she was already a board member. Of our eight director nominees, five were born in the United States, and three were born outside of the United States. Six identify as White, and two identify as Asian. Five of our director nominees are men and three of our director nominees are women.
Committees
The Board has five standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Finance Committee and the Nominating/Corporate Governance Committee. The Board has determined that all the members of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee are independent and satisfy the relevant SEC and New York Stock Exchange independence requirements for the members of such committees. The Board also has determined that all members of the Executive Committee and the Finance Committee are independent.

The following table sets forth information about current committee membership of the Board.
Current Committee Memberships
Name	Audit Committee	Compensation Committee	Executive Committee	Finance Committee	Nominating/ Corporate Governance Committee
Nancy A. Altobello	Chair*	●
David P. Falck (Presiding Director)	●	●			Chair
Edward G. Jepsen**	●*		●	●
Rita S. Lane			Chair	●	●
Robert A. Livingston	●*	Chair	●
Martin H. Loeffler (Chairman)
R. Adam Norwitt
Prahlad Singh		●		●	●
Anne Clarke Wolff	●*			Chair	●

*
Financial Expert

**
Mr. Jepsen will not stand for re-election at the Annual Meeting, but Mr. Jepsen will continue as a director through the Annual Meeting.

Audit Committee.   The Audit Committee operates under a written charter adopted by the Board. As described more fully in its charter, the principal oversight duties of the Audit Committee include the following: (1) review reports on the evaluation of the Company’s internal controls for financial reporting and systems of disclosure controls and procedures and the Company’s annual audited and quarterly unaudited financial statements and related disclosures therein under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (2) review the Company’s earnings press releases; (3) select, engage, evaluate and replace, if deemed necessary, the independent auditors and approve all audit engagement fees and terms and pre-approve all permissible tax and other non-audit services; (4) review the qualifications, performance and independence of the Company’s independent auditors, including review of the experience and qualifications of the lead audit partner; (5) review and approve the scope of the annual audit of the Company’s financial statements; (6) review the scope and coverage of the Company’s internal audit plan; (7) review the results of internal audits and the procedures for maintaining internal controls; (8) review the integrity and quality of the Company’s financial reporting processes and the selection and quality of the Company’s accounting principles; (9) review critical accounting principles and practices and applicable legal and regulatory standards and principles and their effect on the financial statements of the Company; (10) review and advise on the selection and removal of the internal audit director and review of the internal audit function to ensure it is effective; (11) review significant audit issues identified by the Company’s internal audit function or the Company’s independent auditors and the Company’s responses thereto; (12) review accounting adjustments noted or proposed by the Company’s independent auditors, reports on the Company’s internal controls, and material written communications with the independent auditors; (13) review and discuss the Company’s guidelines and policies for risk assessment and management; (14) discuss the independent auditors matters required to be discussed under the standards of the PCAOB; (15) assist the Board in fulfilling its responsibility for oversight of cybersecurity related matters; (16) establish Company hiring policies for employees of the Company’s independent auditors; (17) establish procedures for the receipt, retention and treatment of employee concerns regarding questionable accounting or auditing matters; (18) review and approve all related-party transactions; (19) review with the Company’s counsel, legal compliance and regulatory matters that could have a significant impact on the Company’s financial statements; (20) sustain a constructive dialogue with the independent auditors about significant matters relevant to the audit of the financial statements of the Company and of internal control over financial reporting, including communications regarding critical audit matters expected to be described in the auditor’s report; and (21) assist the Board in fulfilling its oversight responsibility for the “Environmental” portion of ESG, which shall include periodic review of the Company’s climate-change related strategies, policies, disclosures, goals, performance and measurement, including with respect to greenhouse gas emissions, energy and water usage and any other relevant subjects as determined by the Company and to monitor the effectiveness of Company systems necessary to ensure compliance with applicable legislation, regulatory requirements, industry standards and Company policies, programs and practices relevant to climate-change related matters. See also Report of the Audit Committee on page 25. The Audit Committee conducts an annual self-evaluation, the results of which it reports to the Board. The members of the Audit Committee are Nancy A. Altobello (Chair), David P. Falck, Edward G. Jepsen, Robert A. Livingston and Anne Clarke Wolff, each of whom is an independent director as defined under the NYSE Listing Standards. The Board has determined that Mses. Altobello and Wolff and Messrs. Jepsen and Livingston are audit committee financial experts as defined by the applicable rules of the SEC and the NYSE Listing Standards, and that each of the members of the Audit Committee is sufficiently proficient in reading and understanding the Company’s financial statements to serve on the Audit Committee.
Compensation Committee.   The Compensation Committee establishes the principles related to the compensation programs of the Company. It approves compensation guidelines, approves the base compensation, incentive plan target and payout, if any, and the grant of stock option awards, if any, for the Chief Executive Officer and reviews and approves the recommendations of the Chief Executive Officer for base compensation, incentive plan targets and payouts, if any, and stock option awards, if any, for the direct reports to the Chief Executive Officer, the Company’s Division Controllers and Group General Managers as well as any other employees comprising the Company’s 20 most highly compensated employees. See also the Compensation Discussion and Analysis on page 30 and the Compensation Committee Report on page 41. The Compensation Committee is also responsible for assisting the Board in fulfilling its oversight responsibility for the “Social” portion of ESG, which includes reviewing the Company’s human capital management programs and performance. The Compensation Committee also oversees the compensation of the Board. The Compensation Committee has the authority to retain and solicit the advice of compensation advisors. The Compensation Committee conducts an annual self-evaluation, the results of which it reports to the Board. The members of the Compensation Committee are Nancy A. Altobello, David P. Falck, Robert A. Livingston (Chair) and Prahlad Singh.
Executive Committee.   The Executive Committee is empowered to exercise the powers and authority of the Board during the intervals between meetings of the Board. Notwithstanding the foregoing, the Executive Committee does not have power or authority to: (1) approve any transactions or expenditures in an amount exceeding $100 million; (2) amend the Company’s Charter or By-Laws; (3) adopt an agreement or plan of merger, share exchange, or consolidation to which the Company is a party; (4) recommend to the stockholders any action that requires stockholder approval, including but not limited to, (a) the sale, lease, or exchange of all or substantially all of the Company’s property or assets or (b) a dissolution of the Company or a revocation of a dissolution of the Company; (5) remove any director or executive officer from his or her position, or appoint any new director or executive officer, (6) declare a dividend or authorize the issuance of capital stock of the Company; or (7) take any other action or exercise any authority prohibited by law or the Company’s Restated Certificate of Incorporation or By-Laws or explicitly reserved to another committee of the Board. The Executive Committee meets as necessary and all actions of the Committee are presented to the full Board at the next meeting of the Board. The Executive Committee conducts an annual self-evaluation, the results of which it reports to the Board. The members of the Executive Committee are Edward G. Jepsen, Rita S. Lane (Chair) and Robert A. Livingston. Following the Annual Meeting, it is expected that Nancy A. Altobello will succeed Mr. Jepsen as a member of the Executive Committee.
Finance Committee.   The Finance Committee provides assistance to the Board in overseeing the policies, practices, strategies and risks relating to certain financial affairs of the Company. Its responsibilities include: (1) reviewing and recommending for approval by the Board proposed changes to dividend policies, stock splits and programs for the repurchase of the Company’s stock; (2) reviewing the Company’s capital structure, liquidity and plans for financing the Company’s capital requirements; (3) reviewing and recommending for approval by the Board the registration and issuance of the Company’s equity securities (other than pursuant to director and employee incentive compensation plans); (4) reviewing and approving the registration and issuance of the Company’s debt securities; (5) periodically reviewing the Company’s global treasury activities (including cash management and the use of hedges and derivative instruments); (6) annually reviewing, and as necessary approving, the Company’s policy election to be exempt from mandatory clearing of over-the- counter derivatives pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act; and (7) periodically reviewing the Company’s insurance program, tax planning activities and US-based pension and 401(k) plans. The Finance Committee conducts an annual self-evaluation, the results of which it reports to the Board. The members of the Finance Committee are Edward G. Jepsen, Rita S. Lane, Prahlad Singh and Anne Clarke Wolff (Chair).
Nominating/Corporate Governance Committee.   The Nominating/Corporate Governance Committee’s principal duties include the following: (1) assisting the Board in identifying appropriate individuals qualified to serve as directors of the Company and evaluating the qualifications of such individuals; (2) recommending to the Board for selection qualified candidates for all directorships to be filled by the Board or by the stockholders; and (3) assisting the Board in fulfilling its oversight responsibility for the “Governance” portion of ESG, which includes (a) developing and recommending to the Board a set of corporate governance guidelines applicable to the Company, (b) reviewing and recommending to the Board responses to shareholder proposals for inclusion in the Company’s proxy statement and (c) reviewing and evaluating governance trends, rules and best practices to determine any impact on the Company and potential changes for consideration. The Nominating/Corporate Governance Committee also oversees and discusses the Company’s political activity statement. The Nominating/Corporate Governance Committee conducts an annual self-evaluation, the results of which it reports to the Board. The Nominating/Corporate Governance Committee also oversees the annual evaluation of the Board. The members of the Nominating/Corporate Governance Committee are David P. Falck (Chair), Rita S. Lane, Prahlad Singh and Anne Clarke Wolff.
Meetings of the Board and Committees
During 2024 there were nine meetings of the Board. During 2024, the Audit Committee had six meetings, the Compensation Committee had four meetings, the Nominating/Corporate Governance Committee had two meetings and the Finance Committee had two meetings. All directors participated in all meetings of the Board and the committees on which he or she served in 2024. Directors also attended meetings as invited guests of all committees on which they did not serve. This included quarterly telephonic meetings of the Audit Committee during which quarterly results were discussed and quarterly press releases reporting operating results were reviewed and approved.
The independent directors of the Company meet in executive session as necessary, but at least quarterly as part of the Board’s regular quarterly meetings. Such private meetings are currently presided over by the Presiding Director, the chair of the committee or the director who requests the opportunity to meet in executive session.
The full Board conducts a self-evaluation at least annually to determine whether it and its committees are functioning effectively. The full Board meets at least annually with the Audit Committee, the Compensation Committee, the Executive Committee, the Finance Committee and the Nominating/Corporate Governance Committee to review and discuss each committee’s self-evaluation, including its performance as measured against its charter and the continuing effectiveness of its charter. In addition, the Board discusses with the Nominating/Corporate Governance Committee the corporate governance guidelines that it is responsible for developing and recommending to the Board.
Risk Oversight
The Board is actively involved in overseeing risk management for the Company. This oversight is conducted both directly and through the committees of the Board. At each regularly scheduled quarterly meeting of the Board, the Board reviews various risks facing the Company at such time.
The Audit Committee reviews the Company’s portfolio of risk with management and the Company’s independent public accountants, discusses with management significant financial risks, the Company’s policies with respect to risk assessment and risk management and the actions management has taken to limit, monitor and control financial and other risk exposures. The Audit Committee also reviews the Company’s internal system of audit and financial controls and the process for maintaining financial reporting controls with management and the Company’s independent public accountants. The Audit Committee also assists the Board in fulfilling its responsibility for oversight of cybersecurity and climate-change related matters, which are reviewed as appropriate with the Board.
The Compensation Committee oversees risk management as it relates to compensation plans, policies and practices in connection with structuring the Company’s executive compensation programs and incentive compensation programs for other employees. The Compensation Committee reviews with management whether the compensation programs, including the incentive plans and the stock option plans described in the section entitled Elements of Compensation Program beginning on page 31, are reasonably likely to create incentives for employees that may cause such employees to take excessive or inappropriate risks which could have a material adverse effect on the Company. The Compensation Committee and management have concluded that the Company’s compensation programs are not reasonably likely to create incentives for employees that may cause such employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.
The Nominating/Corporate Governance Committee oversees risk management as it relates to governance matters.
The Finance Committee oversees risk management as it relates to certain financial affairs of the Company.
Corporate policies encourage employees to report possible violations of Company policy, or any other illegal or unethical conduct by employees, officers or directors of Amphenol, to the employee’s manager, the Amphenol Legal Department, the Audit Committee or the Company ethics hotline. The Audit Committee reviews the reporting, where appropriate. During each of the Company’s monthly management operation reviews, the Chief Executive Officer and Chief Financial Officer provide feedback on risk management practices to the operating management teams. The operating management teams are required to consider risks and risk mitigation strategies as part of their annual budget processes and strategic planning processes and to include specific mitigation strategies.
Cybersecurity Governance
The Board maintains oversight responsibility relating to our cybersecurity risk management program (the “Program”), with assistance from the Audit Committee. At least annually, the Company’s management team (including the leaders of its Information Technology and Internal Audit teams) provides an update regarding the Program to the Board. This update provides an overall assessment of the effectiveness of the Program and a review of areas of focus for the upcoming year. The Board also receives periodic reports from the Vice President, Internal Audit, on the audit focus areas and control testing related to the Company’s information security systems and security controls, and the management team updates the Board, as necessary, regarding any significant cybersecurity incidents.
Human Capital Management and Our Culture
The Board is actively involved in overseeing the Company’s employee-related strategies and practices as well as the Company’s culture. This oversight is conducted both directly and through certain of the Board’s committees. At each of its regularly scheduled quarterly meetings, the Board reviews changes in key personnel and, at least once a year, meets with management to discuss various human resources related topics. We believe the Company’s culture has been a critical component of the Company’s success and reinforcing that culture is a key responsibility of our executive management.
Our business spans the globe, and the employees in our facilities reflect the diversity of the communities in which we operate. At Amphenol, we promote and maintain a culture of respect and appreciation of differences in our employees. The Company generally relies on local management in every business unit to foster a strong culture consistent with the Company’s values and to be cognizant of local circumstances and requirements, which we believe creates a high degree of organizational stability and a deep commitment to our people and the local community. A key hallmark of our structure is our entrepreneurial culture that creates clear accountability for each of our general managers, who are our key business leaders. Our core management team is comprised of these general managers and their controllers, as well as our group general managers and executive management team. Women represented 22% and men represented 78% of this core management team at the end of 2024. Of our total employees worldwide, approximately half are women and half are men.
The safety and well-being of our employees is critical to the successful operation of our business. Our health and safety activities are overseen by our corporate environmental, health, safety and sustainability leadership team and are managed by our local teams, who coordinate on-site safety programs, resources, reporting and training in our facilities. We believe that this model of coaching and tracking at the corporate level, but administering at the facility level, has allowed us to provide training and supervision that better fits the local needs of each of our workforces.
Amphenol strives to be a positive influence in the communities in which we operate around the world. Most of our community outreach is organized by our local management teams, which helps ensure that our efforts are working in support of the local communities in which our employees live and work.
Oversight of ESG Matters
Our Board oversees the Company’s ESG strategies and initiatives. The Audit Committee assists the Board in fulfilling its oversight responsibility for the “Environmental” portion of ESG, which includes periodic review of the Company’s climate-change related strategies, policies, disclosures, goals, performance and measurement, including with respect to greenhouse gas emissions, energy and water usage and any other relevant subjects as determined by the Company and to monitor the effectiveness of Company systems necessary to ensure compliance with applicable legislation, regulatory requirements, industry standards and Company policies, programs and practices relevant to climate-change related matters. The Compensation Committee is responsible for assisting the Board in fulfilling its oversight responsibility for the “Social” portion of ESG, which includes reviewing the Company’s human capital management programs and performance. The Nominating/Corporate Governance Committee’s responsibilities include assisting the Board in fulfilling its oversight responsibility for the “Governance” portion of ESG, which includes (a) developing and recommending to the Board a set of corporate governance guidelines applicable to the Company, (b) reviewing and recommending to the Board responses to shareholder proposals for inclusion in the Company’s proxy statement and (c) reviewing and evaluating governance trends, rules and best practices to determine any impact on the Company and potential changes for consideration. Amphenol’s ESG initiatives are governed by a structure of leadership, oversight and goals that encompass our entire Company. These initiatives are governed by a number of policies which outline our principles including in particular our Code of Business Conduct and Ethics, Environmental Policy, Global Human Rights Policy and our Health and Safety Policy. All of these documents are available on our website at https://www.amphenol.com/sustainability, except for our Code of Business Conduct and Ethics, which can be found at www.amphenol.com under the heading “Investors,” then “Governance,” and then “Governance Documents.” For more information about our Board’s oversight of ESG-related matters, please visit the sustainability section of our website at https://www.amphenol.com/sustainability as well as our most recent Sustainability Report available there.

Director Compensation for the 2024 Fiscal Year
The following table contains information relating to compensation of the Company’s directors who are not named executive officers. The only director who is a named executive officer is Mr. Norwitt. His compensation is described in more detail in the “Summary Compensation Table” on page 42 and in the section entitled Compensation of Named Executive Officers beginning on page 35. Currently, non-employee director compensation consists of an annual retainer fee, committee chair fees and an annual grant of restricted stock. In addition, our Chairman and our Presiding Director each receive an additional fee in connection with performing such roles.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Nancy A. Altobello	122,459	180,071	n/a	n/a	n/a	n/a	302,530
David P. Falck	150,000	180,071	n/a	n/a	n/a	n/a	330,071
Edward G. Jepsen	102,541	180,071	n/a	n/a	n/a	n/a	282,612
Rita S. Lane	115,000	180,071	n/a	n/a	n/a	n/a	295,071
Robert A. Livingston	115,000	180,071	n/a	n/a	n/a	n/a	295,071
Martin H. Loeffler	280,000	180,071	n/a	n/a	n/a	n/a	460,071
Prahlad Singh	100,000	180,071	n/a	n/a	n/a	n/a	280,071
Anne Clarke Wolff	115,000	180,071	n/a	n/a	n/a	n/a	295,071

(1)
This column represents the amount of cash compensation earned for service on our Board and its committees. Ms. Altobello was appointed Chair of the Audit Committee on February 7, 2024. Accordingly, the fees paid to the Chair of the Audit Committee were prorated between Ms. Altobello and Mr. Jepsen based on their respective service periods.

(2)
The grant date fair value of the 2,730 shares of restricted stock (as adjusted to reflect the 2024 Stock Split) granted to each director on May 17, 2024 was $180,071 computed in accordance with FASB ASC Topic 718. Unless the date of the Annual Meeting is postponed, which is not currently expected, the restricted stock awards granted to each of the directors indicated in the table above will become fully vested on May 14, 2025.

(3)
The Company does not have a pension plan program applicable to its non-employee directors. Directors who are current or former employees participate in the Company’s Pension Plan (described beginning on page 47) as employees. Messrs. Loeffler and Jepsen participated in the Pension Plan during their prior employment with the Company. Upon retirement, their pension benefits were fixed, and they are no longer accruing any additional benefits under the Pension Plan.

(4)
The Company does not have any other compensation programs for its non-employee directors, nor did it provide any other benefits which could be deemed to be compensation for their service.

The Compensation Committee reviews compensation for the non-employee directors at the beginning of each calendar year. In connection with its review, the Compensation Committee retains Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant, to provide market data for director compensation at companies similar in size to Amphenol. For more information on Meridian, see the section entitled Role of Compensation Consultant in Compensation Decisions in the Compensation Discussion and Analysis section.
In connection with its review for 2022 and based on Meridian’s confirmation that the revised compensation was generally aligned with market practice, the Board approved the following increased compensatory arrangements, which became effective January 1, 2022. Based on Meridian’s confirmation that the current compensation was generally aligned with market practice, there were no changes to these compensatory arrangements for 2023 and 2024.

Calculation of Fees Earned by Non-Employee Directors in 2024
Annual Retainer Fee	$100,000
Fee for Chairman of the Board	$180,000
Fee for Presiding Director	$35,000
Fee for Audit Committee Chair	$25,000
Fee for Other Committee Chairs	$15,000
Value of Equity Grant	$180,000*

*
The 2024 Restricted Stock Plan for Directors of Amphenol Corporation (the “Directors Restricted Stock Plan”), which was approved by stockholders in May 2024, provides for annual grants of restricted stock to the non-employee directors on the first business day after each annual meeting of stockholders and interim pro-rated grants for non-employee directors not initially elected at a regular meeting of the Company’s stockholders. On the grant date, each non-employee director will be awarded shares of Common Stock subject to the restrictions and conditions in the Directors Restricted Stock Plan. In 2024, the number of shares granted was determined by dividing $180,000 by the closing price for the Common Stock on the grant date and rounding up to the next whole share amount. The closing price of the Common Stock on May 17, 2024 was $65.96 (as adjusted to reflect the 2024 Stock Split).

In January 2025, in connection with its annual review of Board compensation and after consulting with Meridian, the Board adopted changes to the annual fee amounts earned by the directors. Meridian confirmed the final decision was generally aligned with market practice. Effective as of January 1, 2025, (i) the retainer fee was increased from $100,000 to $115,000, (ii) the fee for the Chairman of the Board was increased from $180,000 to $210,000, (iii) the fee for the Presiding Director was increased from $35,000 to $45,000, (iv) the fee for the Audit Committee Chair was increased from $25,000 to $30,000, (v) the fee for the chairs of the other committees of the Board was increased from $15,000 to $20,000 and (vi) the value of the grant of restricted stock awarded to the directors was increased from approximately $180,000 to approximately $205,000.
Going forward, the Compensation Committee will continue to monitor and make recommendations to the Company and to the Board regarding the annual retainer fee, committee chair fees, Chairman of the Board and Presiding Director fees and equity compensation elements of the directors’ compensation program to ensure that total director compensation is fair and reasonable and competitive for the purpose of attracting and retaining qualified directors.
Communications with the Board of Directors
Stockholders and other interested parties may communicate directly with members of the Board of Directors c/o Secretary, Amphenol Corporation, 358 Hall Avenue, Wallingford, CT 06492. All communications will be promptly forwarded to the appropriate directors for their review, except that the Board has instructed the Secretary not to forward solicitations, bulk mail or communications that address improper or irrelevant topics or requests for general information.
Board Member Attendance at Annual Meeting of Stockholders
In each of the last ten years, more than 85% of outstanding shares of Common Stock have been voted by proxy and no more than five non-employee stockholders (representing only a nominal number of shares) have personally attended any of the Company’s annual meetings of stockholders. Accordingly, the Company does not require members of the Board to attend the annual meetings of stockholders. The only then-current Board member who attended the 2024 Annual Meeting of Stockholders was Mr. Norwitt.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has undertaken a review of its charter, practices and procedures in order to assure continuing compliance with the provisions of the Sarbanes-Oxley Act of 2002 and related regulatory requirements promulgated by the Securities and Exchange Commission and the New York Stock Exchange. Following that review, the Audit Committee confirmed its charter, practices and procedures. The Audit Committee Charter is available on the Company’s website at www.amphenol.com by clicking on the heading “Investors,” then “Governance,” then “Board of Directors,” then “Audit Committee Charter” or by entering the URL https://www.amphenol.com/docs/audit-committee-charter into your web browser’s address bar. In addition, a printed copy of the most current Audit Committee Charter will also be provided to any stockholder free of charge upon written request to Amphenol Corporation, Secretary, 358 Hall Avenue, Wallingford, Connecticut 06492.
The Audit Committee reports as follows:
1.
The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2024 with Company management, which has primary responsibility for establishing and maintaining adequate internal financial controls, preparing the Company’s quarterly and annual financial statements and for the Company’s public reporting process, and with Deloitte & Touche LLP, the Company’s independent public accountants for 2024, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and its own assessment of the Company’s internal control over financial reporting.

2.
The Audit Committee has discussed with Deloitte & Touche LLP those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

3.
The Audit Committee has received the letter and written disclosures from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP that firm’s independence. The Audit Committee has also determined that Deloitte & Touche LLP’s provision of audit and non-audit services to the Company is compatible with that firm’s independence.

4.
Based on the review and discussions referred to above, the Audit Committee has recommended to the Board and the Company that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission. The Audit Committee has also selected Deloitte & Touche LLP as independent public accountants of the Company for fiscal year 2025.

Audit Committee
Nancy A. Altobello, Chair
David P. Falck
Edward G. Jepsen
Robert A. Livingston
Anne Clarke Wolff

AUDIT AND NON-AUDIT FEES
Fees billed to the Company by Deloitte & Touche LLP, our independent auditor, for services rendered in 2024 and 2023 were as follows:
Type of Fees	2024	2023
	($ in thousands)
Audit Fees	$7,089	$6,419
Audit-Related Fees(1)	384	229
Tax Fees(2)	343	319
All Other Fees(3)	306	127
Total	$8,122	$7,094

(1)
“Audit-Related Fees” in 2024 and 2023 primarily include fees related to our acquisitions.

(2)
“Tax Fees” in 2024 and 2023 are fees for tax compliance, tax advice and tax planning primarily related to certain international tax matters.

(3)
“All Other Fees” are fees for any services not included in the first three categories and primarily reflect fees related to the Company’s bond offerings.

PRE-APPROVAL OF AUDITOR SERVICES
The Audit Committee has adopted and implemented approval policies and procedures related to the provision of permissible audit, audit-related, tax and other non-audit services by the Company’s independent public accountants. Under these procedures, the Audit Committee has pre-approved the use of the Company’s independent public accountants for specific types of services. These specific types of services include, but are not limited to, audits, services provided in connection with audits, merger and acquisition due diligence, tax services, internal control reviews and reviews of employee benefit plans. The Audit Committee has elected to delegate pre-approval authority to the Chairman of the Audit Committee. For services by the Company’s independent public accountants which are not specifically listed, the Chairman of the Audit Committee has pre-approval authority for engagements where the estimated cost of such services is not expected to exceed $25,000. All engagements performed by the Company’s independent public accountants are to be reported to the Audit Committee on no less frequently than a quarterly basis. Any permitted services by the independent public accountants where the estimated cost of such services is expected to exceed $25,000 for any given project must be pre-approved by the Audit Committee to ensure compatibility with maintaining the accountants’ independence. In 2024, all fees for permitted services were pre-approved in accordance with these policies.
HIRING RESTRICTIONS ON FORMER EMPLOYEES OF AUDITOR
The Audit Committee has also reviewed and confirmed Company policies and procedures imposing restrictions on the hiring of certain individuals employed by or formerly employed by the Company’s independent public accountants, including any employee or former employee of the Company’s independent public accountants who currently has or who has previously had any responsibility for the performance of any audit work for the Company or any involvement with the certification of the Company’s financial statements.

PROPOSAL 2. RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
The Audit Committee of the Board of Directors has considered the performance and qualifications of Deloitte & Touche LLP and has selected Deloitte & Touche LLP to act as independent public accountants to examine the financial statements of the Company for the current fiscal year. Deloitte & Touche LLP has acted as independent public accountants for the Company since 1997, and the Audit Committee and management have considered and believe it desirable and in the best interests of the Company to continue the engagement of that firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Such representatives are expected to have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
If the selection of Deloitte & Touche LLP is not ratified by an affirmative vote of a majority of the votes cast at the Annual Meeting, the Audit Committee will review its future selection of independent public accountants in light of that result.
The Board is asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the selection by the Audit Committee of the Board of Directors of the firm of Deloitte & Touche LLP as independent public accountants for the Company for the year 2025 is hereby RATIFIED.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADVISORY RESOLUTION FOR RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Name and Age	Principal Occupation and Other Information
Lance E. D’Amico Age 56
Senior Vice President since 2019 and Secretary and General Counsel of the Company since 2016. From 2014 to 2016, he was Executive Vice President, Chief Administrative Officer and General Counsel at UTi Worldwide Inc, then a Nasdaq-listed company, and from 2006 to 2014, he was Senior Vice President and General Counsel at such company. Prior to that he served for six years as General Counsel and Executive Vice President at Element K Corporation. In addition, prior to that he was an associate for six years at the law firm of Cravath, Swaine & Moore. He does not serve on the board of directors of any public company. Mr. D’Amico has been an employee of the Company for approximately nine years.

William J. Doherty Age 60
President, Communications Solutions Division since 2022, Senior Vice President from 2018 to 2021 and Group General Manager, Information Communications and Commercial Products Group of the Company from 2017 to 2021. Mr. Doherty was Vice President from 2016 to 2017 and Group General Manager, IT communications products group of the Company from 2015 to 2016. He was General Manager of the high-speed products division of the Company from 2012 to 2014 and General Manager of the backplane connectors division from 2007 to 2012. Mr. Doherty was employed for approximately three years by the connection systems division of Teradyne, Inc., which was acquired by Amphenol in 2005. He does not serve on the board of directors of any public company. Mr. Doherty has been an employee of the Company or businesses acquired by the Company for approximately 22 years.

Craig A. Lampo Age 55
Senior Vice President and Chief Financial Officer of the Company since 2015. Mr. Lampo was Vice President and Controller of the Company from 2004 to 2015. He was Treasurer from 2004 through 2006. Mr. Lampo was a senior audit manager with Deloitte & Touche LLP from 2002 to 2004. He was an employee of Arthur Andersen LLP from 1993 to 2002. He does not serve on the board of directors of any public company. Mr. Lampo has been an employee of the Company for approximately 21 years.

Name and Age	Principal Occupation and Other Information
David Silverman Age 47
Senior Vice President, Human Resources of the Company since 2019, Vice President, Human Resources from 2014 to 2018 and Senior Director, Human Resources from 2013 to 2014. He was General Manager of the Amphenol Alden operating unit from 2010 to 2013. Mr. Silverman was Corporate Business Development Manager of the Company from 2007 to 2010. He does not serve on the board of directors of any public company. Mr. Silverman has been an employee of the Company for approximately 18 years.

Peter J. Straub Age 57
President, Interconnect and Sensor Systems Division since January 1, 2024, Vice President and Group General Manager, Sensor Technology Group from 2019 through 2023 and General Manager, Advanced Sensors from 2013 through 2018. Mr. Straub joined the Company in 2013 through the acquisition of GE Advanced Sensors, where he served as Product General Manager. Prior to joining GE in 2001, Mr. Straub served in senior roles at Spirent-Keystone Thermometrics and held roles in engineering at Delphi and General Motors. He does not serve on the board of directors of any public company. Mr. Straub has been an employee of the Company or businesses acquired by the Company for approximately 24 years.

Luc Walter Age 66
President, Harsh Environment Solutions Division since 2022, Senior Vice President of the Company from 2004 to 2021 and Group General Manager, Military and Aerospace Operations Group of the Company from 2016 to 2021. Mr. Walter was Group General Manager, International military, aerospace and industrial operations group of the Company from 2004 to 2015. He was Director, European military & aerospace operations from 2000 to 2003. He does not serve on the board of directors of any public company. Mr. Walter has been an employee of the Company or its subsidiaries for approximately 41 years.

COMPENSATION DISCUSSION & ANALYSIS
Overview of Compensation.   The Compensation Committee of the Board (referred to in this Compensation Discussion & Analysis as the “Committee”) has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy and guidelines. A primary goal of the compensation philosophy and these guidelines is to align the interests of management with the interests of stockholders to drive long-term shareholder value through performance. The Committee strives to ensure that the total compensation paid to executive officers and key management employees is appropriate and reasonable, while, at the same time, capable of attracting, motivating and retaining the executive officers and key management employees of the Company. The Committee endeavors to keep the structure of the Company’s compensation programs simple, transparent, consistent and broad-based. The Company’s core management compensation program includes base salary, an annual incentive plan payment opportunity, annual stock option awards, insurance benefits and retirement benefits. This core compensation structure has not changed in more than 20 years.
Throughout this proxy statement, the Company’s Chief Executive Officer and the Chief Financial Officer together with the three other individuals included in the Summary Compensation Table on page 42, are referred to as the “named executive officers.” References to “executive officers and key management employees” in this proxy statement relate to the approximately 1,150 management personnel of the Company, including the named executive officers, who participated in the Company’s core management compensation programs in 2024.
Say on Pay.   At the 2024 Annual Meeting, the Company’s stockholders cast a non-binding advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement for the 2024 Annual Meeting of Stockholders. The proposal received overwhelming support with more than 91% of the shares voted being cast in favor of the proposal. The Board appreciates this show of support, which reaffirms to the Board that the Company’s current management compensation policies and programs support our stockholders’ objectives. The Company believes the philosophy and objectives of its management compensation program, as well as the implementation of the elements of the compensation program, are appropriately geared towards aligning the interests of management with the interests of stockholders to drive long-term shareholder value. No changes were made to the structure of the Company’s core management compensation programs in 2024 or 2025.
The Compensation Committee.   The Committee is currently composed of four independent directors. The activities and actions of the Committee are subject to the review of the full Board. All actions of the Committee are reported to the Board no later than the next subsequent meeting of the full Board following any Committee action.
The Committee has responsibility, from time to time, but at least annually, to:
•
Review and approve the overall compensation philosophy and guidelines for all executive officers and key management employees of the Company and its subsidiaries.

•
Review and approve changes as necessary and appropriate to the Company’s annual Management Incentive Plan and the Company’s Stock Option Plan as described beginning on pages 32 and 34, respectively.

•
Review and approve the goals relevant to compensation for, and evaluate the performance of, the Company’s Chief Executive Officer; determine and approve, as deemed necessary and appropriate, any changes in his compensation; and approve any incentive plan payments and/or any option awards to the Company’s Chief Executive Officer.

•
Review and approve recommendations from the Company’s Chief Executive Officer related to the incentive plan payments and stock option awards and other related matters for all other executive officers and key management employees.

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Review and approve recommendations from the Company’s Chief Executive Officer related to specific adjustments to individual base salary and incentive plan targets for all executives reporting directly to the Chief Executive Officer, the Division Controllers and Group General Managers and any other employees comprising the 20 most highly compensated employees.

Role of Compensation Consultant in Compensation Decisions.   The Committee has retained Meridian, an independent compensation consultant, to advise it from time to time on executive and board compensation matters. Meridian reports directly to the Committee and the Committee has sole authority to negotiate the terms of service, including all fees paid to Meridian. In 2024, in conjunction with the Committee’s annual review of executive compensation, Meridian was asked to provide market data for executive compensation at companies similar in size to Amphenol. Meridian does not make any decisions relating to the creation or implementation of the Company’s compensation policies or programs. The Committee and Meridian both evaluated Meridian’s independence in 2024 and concluded that Meridian is independent of the Company.
Role of Executive Officers in Compensation Decisions.   In establishing, reviewing and assessing the appropriateness of compensation levels and adjustments in compensation levels for the executive officers (other than the Chief Executive Officer) and key management employees, the Committee considers the recommendations of certain executive officers of the Company, including in particular Mr. Norwitt. Mr. Norwitt and certain executive officers of the Company review the performance and compensation of the executive officers and key management employees at least annually and any prospective senior management employees as necessary. As part of this process, Mr. Norwitt and such executive officers consider market data provided by Meridian as well as general compensation surveys comprised of widely available information which is generally accessible for purchase or provided without charge to the Company in exchange for participation in the survey. The Company’s human resources department, including the Senior Vice President, Human Resources, also provides data, information and feedback based on its general knowledge of compensation inside and outside of the Company. The accounting department and legal department, including the executive officers in those departments, also compile and analyze data and share this with Mr. Norwitt. The recommendations of these executive officers, including Mr. Norwitt, regarding any salary adjustments, annual incentive plan payments and annual option awards based on individual and operating unit performance, are presented to the Committee. The Committee exercises its discretion in modifying and approving any such recommendations. Mr. Norwitt consults with the Committee on essentially all compensation matters but does not participate in the evaluation or determination of his own compensation.
Mr. Norwitt does not vote on any compensation matters considered by the Committee. However, he is available to the Committee as an additional resource to respond to questions and discuss individual and operating unit performance, as well as related compensation matters. The Committee also meets informally from time to time and in executive session following each meeting to discuss compensation matters without Company employees present.
Philosophy and Objectives of Compensation Program.   The Committee continues to strive to develop, refine and implement a complete, consistent and straightforward compensation program that helps to attract, motivate and retain the executive officers and key management employees, and that remains competitive with comparable companies. The program is designed to promote decision making geared to increasing long-term shareholder value while avoiding excessive risk taking. The Committee believes that to further these objectives, executive compensation packages should include both cash and long-term equity-based compensation as well as reasonable benefits.
Elements of Compensation Program.   The Committee endeavors to provide an appropriate mix of different elements of compensation, including finding a balance among (i) fixed versus at-risk compensation, (ii) current versus long-term compensation, (iii) cash versus equity-based compensation and (iv) basic benefits. Cash payments primarily reward current year performance and equity-based awards encourage key management employees, including the named executive officers, to continue to deliver results over a longer period of time and serve as a retention tool. The Committee generally strives to provide equity-based compensation at a level sufficient to drive an appropriate amount of focus on the long-term performance of the Company. The compensation program for executive officers and key management employees, including the named executive officers, generally includes the following elements:
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Base Salary

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Annual Cash Incentive Plans

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Stock Option Plans

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Insurance Benefits

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Retirement Benefits

Base Salary.   The Company establishes base salary to provide fixed income at approximately the median level for executives of comparable companies with similar responsibilities. Several elements are considered in setting base salary, including the size, scope and complexity of the executive officer’s or key management employee’s responsibilities, as well as the tenure of the executive officer with the Company. Position, geography and economic and market conditions are also considered, particularly with respect to retention. Base salary must be reasonable, fair and competitive. The Committee also considers the historical, current and forecasted performance of the Company and individual operating units, and the contributions or expected contributions of each executive officer or key management employee to those results when considering proposed adjustments to base salary. Salary levels for all executive officers and key management employees are reviewed and typically adjusted annually. Salary levels are also typically reviewed and may be adjusted in connection with a change in job responsibilities.
Annual Cash Incentive Plans.   Executive officers and key management employees, including the named executive officers (with the exception of key sales and marketing employees who typically have their own sales incentive or commission plans and from time-to-time certain key employees of newly acquired companies who had or have their own incentive plans), were eligible to receive annual cash payments pursuant to the 2024 Management Incentive Plan (the “2024 Management Incentive Plan”). The Committee has reviewed and approved the 2025 Management Incentive Plan (the “2025 Management Incentive Plan”) with terms that are substantially the same as the 2024 Management Incentive Plan. The 2024 Management Incentive Plan and the 2025 Management Incentive Plan are collectively hereinafter referred to as the “incentive plan.” Target payments under the incentive plan when added to fixed base salary are intended to generate total annual cash compensation that the Company believes is reasonable, fair and competitive with annual cash compensation paid to similarly situated employees at other companies with comparable size and performance.
Incentive plan payments have historically totaled in the aggregate less than 2% of the annual consolidated operating income for the Company. There were approximately 615 participants in the 2024 Management Incentive Plan. Payouts under the 2024 Management Incentive Plan totaled approximately $38 million, representing approximately 1.15% of the Company’s Adjusted Operating Income for 2024. There are currently approximately 630 participants in the 2025 Management Incentive Plan who, at achievement of 100% of 2025 performance targets and goals, would be paid an aggregate of approximately $32 million.
The incentive plan provides participants with a cash bonus if certain operating unit and/or Company goals are achieved. A “responsibility unit” in the discussion below refers to the group or business unit for which the employee has management responsibility or to which he or she is assigned. For executive officers and key management employees with global headquarters roles (i.e., Company-wide responsibilities), such as Messrs. Norwitt and Lampo, the Company is considered the responsibility unit. For Messrs. Walter, Doherty and Straub, the division over which each served as Division President in 2024 is considered the relevant responsibility unit. The incentive plan is intended to reward participants upon the achievement of the goals for their respective responsibility unit, with discretion for qualitative individual, operating unit and Company performance factors. No annual incentive payments will be made if a threshold performance level of profitability is not achieved for the relevant responsibility unit, absent the occurrence of extenuating circumstances that, in the discretion of the Committee, merit an exception to the threshold profitability performance requirement. As a general rule, no incentive plan payment is made to employees with Company- wide responsibilities if Adjusted Diluted EPS declines year-over-year, nor to other employees if the operating income of their respective responsibility unit declines year-over-year.
Incentive plan payment amounts are calculated by multiplying three factors together: (i) a participant’s annual base salary, (ii) a participant’s incentive plan target percentage and (iii) a participant’s incentive plan multiplier. Incentive plan target percentages for each participant are generally established at the beginning of each year.
The incentive plan multiplier is determined for each participant after the end of each year by analyzing a number of quantitative factors, subject to qualitative adjustment, as discussed in more detail below. The maximum incentive plan multiplier any recipient may be awarded is 200%. The incentive plan does not guarantee any minimum incentive plan multiplier to any participant. For 2024, participants received incentive plan multipliers ranging from 0% to 200%.

A participant’s incentive plan multiplier is based primarily on responsibility unit financial performance against quantitative measures established at the beginning of each year. In addition, adjustments are made, when appropriate, for certain qualitative factors, as well as for reasonableness and consistency. The quantitative portion of the incentive plan multiplier is contingent upon the Company’s achievement and/or the applicable responsibility unit’s achievement of performance targets and/or goals.
	Responsibility Unit Achievement
	Sales Growth	EPS/Operating Income Growth	Incentive Plan Multiplier
Threshold	0%	0%	0%
Target	7%	11%	100%
Maximum	17.5%	27.5%	200%
The Company continues to believe that the key drivers to generating shareholder value are revenue growth, operating income growth and EPS growth. In 2024 the quantitative performance criteria for (i) participants with Company-wide responsibilities was based on Company revenue and Adjusted Diluted EPS growth in 2024 over 2023 and (ii) other participants was based on responsibility unit revenue and operating income growth in 2024 over 2023, adjusted for actual operating income in 2024 as compared to 2024 operating income budget. Revenue growth and operating income growth are calculated on a constant currency basis.
The specific targets to be achieved by Messrs. Norwitt and Lampo to attain a 100% quantitative portion of the incentive plan multiplier in 2024 were (i) Company revenue growth of 7%, and (ii) Company Adjusted Diluted EPS growth of 11%. To achieve a 200% quantitative portion of the incentive plan multiplier in 2024 would have required Company revenue growth of at least 17.5% and Company Adjusted Diluted EPS growth of at least 27.5%. In calculating the incentive plan multiplier, Company revenue growth and Company Adjusted Diluted EPS growth are given equal weighting.
The specific targets to be achieved by Messrs. Walter, Doherty and Straub to attain a 100% incentive plan multiplier under the 2024 incentive plan were (i) responsibility unit revenue growth of 7% and (ii) responsibility unit operating income growth of 11%. In addition, for executives that do not have global headquarters roles, such as Messrs. Walter, Doherty and Straub, the incentive plan multiplier is adjusted up or down based on achievement to operating income budget. To achieve a 200% quantitative portion of the incentive plan multiplier under the incentive plan in 2024 would have required responsibility unit revenue growth of at least 17.5% and responsibility unit operating income growth of at least 27.5%. In calculating the incentive plan multiplier, responsibility unit operating income growth and responsibility unit revenue growth are given equal weighting.
If Adjusted Diluted EPS or operating income, as applicable, decline, the impact to the incentive plan multiplier is at the discretion of the Committee, but generally has resulted in an overall incentive plan multiplier of 0%.
Once the quantitative portion of the incentive plan multiplier is established, management and/or the Committee, as applicable, consider various qualitative factors and may adjust the incentive plan multiplier accordingly. The qualitative analysis is designed to ensure that a participant is rewarded for responsibility unit performance and individual performance, but also to provide a means to ensure the awards are fair and meet the other goals of the Committee in determining executive compensation. The qualitative portion of the incentive plan may include one or more of the following factors: whether operating margins of the responsibility unit are above or below the average of the Company, balance sheet management including cash flow, operating unit and group contribution to total Company performance, risk management issues, contributions of responsibility unit to achieving the Company’s sustainability goals, including environmental, social and climate-related targets, industry performance, special market conditions, budget impact and any other factor that the Committee deems relevant under the circumstances.
In 2025 there is no change in the quantitative performance criteria for the 2025 Management Incentive Plan as compared to the 2024 Management Incentive Plan.

Stock Option Plans.   In May 2017, stockholders approved and the Company adopted the 2017 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the “Original 2017 Option Plan”) and in May 2021, stockholders approved and the Company adopted the Amended and Restated 2017 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (together with the Original 2017 Option Plan, the “2017 Option Plan”). Granting stock options is a simple and clear means to maintain the alignment of the interests of the Company’s executive officers and key management employees with its stockholders and allows executive officers and key management employees to participate in the long-term value creation of the Company. The Committee believes that granting stock options helps create competitive levels of compensation and provides an opportunity for increased equity ownership by executive officers and key management employees (including the named executive officers). All currently outstanding employee stock option grants have a five-year vesting period, with 20% vesting each year. The Committee believes this extended vesting schedule helps retain executive officers and key management employees and encourages them to make decisions that achieve a healthy balance between short- and long-term Company performance. The total expense for options granted each year is typically in the range of approximately 3% to 5% of the Company’s annual budgeted consolidated operating income for such year.
The employee stock option plan is administered by the Committee. The Committee will consider recommendations of the Chief Executive Officer and other senior management employees of the Company and determine those employees of Amphenol and its subsidiaries who will be eligible to receive options, the number and the terms and conditions of each option grant, the form of the option agreement and any conditions on the exercise of an option award. For more information on equity grant practices and procedures, including with respect to the timing of awards of stock options, see the section entitled Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information beginning on page 61.
In determining the number of options to be granted to an individual employee, a value is imputed for each option, with reference to the Company’s then current stock price and the Black-Scholes valuation of each option granted. The Committee also considers information regarding the total amount of options available, an individual’s base salary, the amount of stock options, if any, previously awarded to an individual, an individual’s past and expected future contributions to the Company’s financial performance and an individual’s responsibilities for assisting the Company in achieving its long-term strategic goals. The Committee also considers the estimated dilutive effect of options granted each year.
Insurance Benefits.   Each executive officer and key management employee (including the U.S.-based named executive officers) is offered the same health and life insurance benefits as other employees working at the same location. The Company also makes a contribution to group term life insurance on behalf of substantially all U.S.-based salaried employees (including the U.S.-based named executive officers) on the same terms and conditions as similarly situated U.S.-based salaried employees for which the Company is required to impute compensation for amounts in excess of $50,000 net of employee payments, see table of All Other Compensation under footnote (4) on page 43. Key management employees outside of the U.S. participate in the same insurance programs on the same terms and conditions as similarly situated salaried employees.
Retirement Benefits.   U.S.-based salaried employees (including the U.S.-based named executive officers) may participate in the Company’s Pension Plan, Supplemental Employee Retirement Plan, or SERP, a non-qualified supplemental defined contribution program, or DC SERP, and in the Company’s 401(k) programs on the same terms and conditions as similarly situated U.S.-based salaried employees. For more information on the Pension Plan, the SERP, the DC SERP and 401(k) programs, and each named executive officer’s participation, see the section entitled Pensions and Deferred Compensation beginning on page 47. As certain of the retirement programs are unfunded, i.e., the SERP and the DC SERP, the Company’s executives are incentivized to look after the long-term health of the Company. Key management employees outside of the U.S. participate in the same retirement programs on the same terms and conditions as similarly situated salaried employees.
Perquisites/Other.   Mr. Norwitt was provided with car and driver services, as well as security-related services in 2024. Mr. Norwitt continues to receive car and driver and security-related services in 2025. No other perquisites were provided to the named executive officers in 2024 or are planned in 2025.

Compensation of Named Executive Officers
Company Performance — When reviewing compensation, the Committee reviewed the Company’s 2024 financial results. The Company’s 2024 financial results were prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and reported in the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Company’s 2024 Annual Report”). In addition to reviewing relevant GAAP financial measures, the Committee considered non-GAAP measures which it believes are also relevant in gauging year-over-year performance. Thus, Constant Currency Net Sales Growth, Adjusted Operating Income and Adjusted Diluted EPS and other non-GAAP measures are referenced in this proxy statement.2
In 2024, the Company achieved net sales of $15.2 billion, representing an increase of 21% in U.S. Dollars and constant currencies as compared to 2023. For the years ended December 31, 2024 and 2023, GAAP Diluted EPS was $1.92 and $1.55, respectively. GAAP Diluted EPS in 2024 included (i) excess tax benefits of $142.6 million ($0.11 per share) related to stock-based compensation resulting from stock option exercises, (ii) a discrete tax benefit of $18.6 million ($0.01 per share) and (iii) acquisition-related expenses of $145.6 million ($119.3 million after-tax, or $0.09 per share). GAAP Diluted EPS in 2023 included (i) excess tax benefits of $82.4 million ($0.07 per share) related to stock-based compensation resulting from stock option exercises, (ii) the gain of $5.4 million ($0.00 per share) associated with a bargain purchase acquisition that closed in the second quarter of 2023 and (iii) acquisition-related expenses of $34.6 million ($30.2 million after-tax, or $0.02 per share). Excluding these items, Adjusted Diluted EPS in 2024 was $1.89, as compared to $1.51 in 2023, representing an increase of 25%.
The non-GAAP financial measures defined below should be read in conjunction with the Company’s financial statements presented in accordance with GAAP. See Part II, Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company’s 2024 Annual Report for further details. Non-GAAP financial measures related to net sales exclude the impact of foreign currency exchange rates. The non-GAAP financial information contained herein is included for supplemental purposes only and should not be considered in isolation or as a substitute for or superior to the related GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items.
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Adjusted Diluted EPS is defined as diluted earnings per share (as reported in accordance with GAAP), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the years presented. Adjusted Diluted EPS is calculated as Adjusted Net Income attributable to Amphenol Corporation, as defined below, divided by the weighted average outstanding diluted shares as reported in the Consolidated Statements of Income.

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Adjusted Net Income attributable to Amphenol Corporation is defined Net income attributable to Amphenol Corporation, as reported in the Consolidated Statements of Income, excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the years presented.

(2) Explanation of Non-GAAP Financial Measures.   In addition to assessing the Company’s financial condition, results of operations, liquidity and cash flows in accordance with GAAP, management and the Committee utilize certain non-GAAP financial measures defined below when assessing employee compensation measures. Management and the Committee believe that these non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and year-over- year comparative results, in addition to the reasons noted below. Non-GAAP financial measures related to operating income, operating margin, net income attributable to Amphenol Corporation, effective tax rate and diluted EPS exclude income and expenses that are not directly related to the Company’s operating performance during the years presented. Items excluded in the presentation of such non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, gains associated with bargain purchase acquisitions, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law.

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Adjusted Operating Income is defined as Operating income, as reported in the Consolidated Statements of Income, excluding income and expenses that are not directly related to the Company’s operating performance during the years presented.

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Adjusted Operating Margin is defined as Adjusted Operating Income (as defined above) expressed as a percentage of Net sales (as reported in the Consolidated Statements of Income).

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Constant Currency Net Sales Growth is defined as the year-over-year percentage change in net sales growth, excluding the impact of changes in foreign currency exchange rates. The Company’s results are subject to volatility related to foreign currency translation fluctuations. As such, management evaluates the Company’s sales performance based on actual sales growth in U.S. dollars and Constant Currency Net Sales Growth, and believes that such information is useful to investors to assess the underlying sales trends.

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Free Cash Flow is defined as (i) Net cash provided by operating activities (“Operating Cash Flow”—as reported in accordance with GAAP) less (ii) capital expenditures (as reported in accordance with GAAP), net of proceeds from disposals of property, plant and equipment (as reported in accordance with GAAP), all of which are derived from the Consolidated Statements of Cash Flow. Free Cash Flow is an important liquidity measure for the Company, as we believe it is useful for management and investors to assess our ability to generate cash, as well as to assess how much cash can be used to reinvest in the growth of the Company or to return to stockholders through either stock repurchases or dividends.

Refer to Part II, Item 7 of the Company’s 2024 Annual Report for definitions and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.
Pay Mix — Compensation programs for the named executive officers emphasize at-risk, performance- based elements geared to encourage management to generate long-term shareholder value, namely stock options and annual incentive plan compensation linked to goals that encourage growth in revenue, operating income and/or Adjusted Diluted EPS. Fixed compensation elements, such as base salary, retirement benefits and other compensation are designed to be market competitive for purposes of retention, and to a lesser extent, recruitment.
For the Company’s Chief Executive Officer, fixed compensation elements including salary and “all other compensation” (which includes retirement benefits) comprised approximately 10% of his total 2024 compensation. His at-risk compensation linked to increasing shareholder value comprised approximately 90% of his total 2024 compensation. These at-risk elements include stock options granted with an exercise price equal to the closing price of the Company’s Common Stock on the date of grant which only generate value if the Company’s share price increases after the grant date. The value ascribed to the options for purposes of calculating percentages in this paragraph is the grant date fair value calculated in accordance with ASC Topic 718, as further described in footnote (1) to the Summary Compensation Table on page 42. The other at-risk compensation is annual incentive-plan compensation which historically has not paid out if Adjusted Diluted EPS declines, and rewards the Chief Executive Officer when Company revenues and Adjusted Diluted EPS grow. For the Company’s other named executive officers as a group, fixed compensation elements comprised approximately 17% of total 2024 compensation while at-risk compensation comprised approximately 83% of total 2024 compensation. As with the Chief Executive Officer, the fixed compensation elements for the other named executive officers include salary and “all other compensation,” while the at-risk items include stock options and annual incentive plan compensation linked to goals that encourage growth in revenues and either Adjusted Diluted EPS or operating income, depending on the role of the named executive officer.
2024 Management Incentive Plan Determination.   As described in the section entitled Annual Cash Incentive Plans above, the incentive plan multiplier is based primarily on responsibility unit financial performance. The Company continues to believe that the key drivers to generating shareholder value are revenue growth, operating income growth and EPS growth. In 2024 the quantitative performance criteria for (i) participants with global headquarters roles was based on Company revenue and Adjusted Diluted EPS growth in 2024 over 2023 and (ii) other participants was based on responsibility unit revenue and operating income growth in 2024 over 2023, adjusted for actual responsibility unit operating income in 2024 as compared to responsibility unit operating income budget. For 2024, the budgeted operating income performance adjustment did not impact the final incentive plan multiplier for any of Messrs. Walter, Doherty or Straub. Revenue growth and operating income growth are calculated on a constant currency basis for all participants. Based on the above, the incentive plan multipliers for our named executive officers in 2024 were determined as follows:
	Responsibility Unit Achievement*			Incentive Plan Multiplier
	Constant Currency Net Sales Growth	Adjusted Diluted EPS Growth	Adjusted Operating Income Growth
Guidelines
Threshold	0%	0%	0%	0%
Target	7%	11%	11%	100%
Maximum	17.5%	27.5%	27.5%	200%
Actual 2024 performance
Global Headquarters Roles – Messrs. Norwitt and Lampo	22%	25%	n/a	195%
Harsh Environment Solutions Division – Mr. Walter	25%	n/a	17%	170%
Communication Solutions Division – Mr. Doherty	29%	n/a	48%	200%
Interconnect and Sensor Systems Division – Mr. Straub	10%	n/a	10%	110%

*
Constant Currency Net Sales Growth, Adjusted Diluted EPS Growth and Adjusted Operating Income Growth are Non-GAAP financial measures. See Explanation of Non-GAAP Financial Measures on page 35 to see items excluded.

CEO Compensation.   In January 2025, Mr. Norwitt’s annual base salary was increased by approximately 3.6% from $1,510,000 to $1,565,000, in line with the average increase generally given to other salaried employees of the Company in the United States. Mr. Norwitt’s annual incentive plan target percentage pursuant to the 2025 Management Incentive Plan was increased from 170% to 180%. In its deliberations about whether and how to adjust these two elements of Mr. Norwitt’s compensation, the Committee concluded that Mr. Norwitt’s base salary should be increased in line with the average increase generally given to other salaried employees of the Company in the United States and the incentive plan target percentage should be increased from 170% to 180% to continue to emphasize incentive compensation. In arriving at its conclusions, the Committee also considered the Company’s financial performance in 2024, as well as annual base salary and target bonus percentages of chief executive officers of similarly sized companies based on information provided by Meridian.
Based on calculations described in the section entitled Annual Cash Incentive Plans above, the quantitative portion of Mr. Norwitt’s incentive plan multiplier in 2024 was calculated to be 195%, the same percentage calculated for all named executive officers and key management employees with global headquarters roles. His incentive plan payment pursuant to the 2024 Management Incentive Plan was therefore $5,005,650, representing a product of his 2024 base salary of $1,510,000 multiplied by his incentive plan target percentage of 170%, multiplied by the global headquarters incentive plan multiplier of 195%. This is compared to a maximum possible payout under the 2024 Management Incentive Plan of $5,134,000.
In May 2024, Mr. Norwitt was awarded 538,666 options pursuant to the 2017 Option Plan with an exercise price of $65.96 and a grant date value of $10,460,894. The option award reflects the Board’s confidence in his leadership and is designed to further align Mr. Norwitt’s interests with the Company’s stockholders to generate long-term shareholder value. In granting this award to Mr. Norwitt, the Committee considered the Company’s ongoing substantial growth in the scale and complexity of the Company during Mr. Norwitt’s tenure as well as the importance of closely aligning Mr. Norwitt’s interests with those of the Company’s stockholders.
In 2024, Mr. Norwitt was provided with car and driver and security-related services. The Company expenses associated with the car and driver were $12,114. The Company expenses associated with the security-related services were $54,630. The imputed value of compensation for group term life insurance provided to Mr. Norwitt in 2024 in excess of $50,000, net of employee payments, was $10,062. The Company continues to provide Mr. Norwitt with car and driver and security-related services and to contribute to his group term life insurance in 2025.
Mr. Norwitt continues to participate in the Pension Plan (further described in the section entitled Pension Plan Background commencing on page 47), but his benefits under such Pension Plan were frozen effective December 31, 2006. In 2024, Mr. Norwitt received a 401(k) match of $21,850. The Company made notational contributions to a non-qualified supplemental defined contribution plan, or DC SERP, on behalf of Mr. Norwitt for 2024 of $81,550. Mr. Norwitt continues to participate in the 401(k) Plan and the DC SERP in 2025.
Other Named Executive Officers’ Compensation.   For each of the other named executive officers, in determining annual cash incentive plan payments and stock option awards for 2024, and base salary and incentive plan target adjustments for 2025, the Committee considered each executive’s overall performance, as well as relevant market data from Meridian. In the case of Mr. Lampo, the Committee evaluated the overall performance of the Company and his contributions to that performance. In the case of Messrs. Walter, Doherty and Straub, the Committee evaluated their contributions to the performance and results of the division over which each served as Division President.
Mr. Lampo.   In January 2025, Mr. Lampo’s annual base salary was increased by approximately 3.5% from $705,000 to $730,000, in line with the average increase generally given to other salaried employees of the Company in the United States.
Based on calculations described in the section entitled Annual Cash Incentive Plans above, the quantitative portion of Mr. Lampo’s incentive plan multiplier in 2024 was calculated to be 195%, the same percentage calculated for all named executive officers and key management employees with global headquarters roles. His incentive plan payment pursuant to the 2024 Management Incentive Plan was therefore $1,168,538, representing a product of his 2024 base salary of $705,000 multiplied by his incentive plan target percentage of 85%, multiplied by the global headquarters incentive plan multiplier of 195%. This is compared to a maximum possible payout under the 2024 Management Incentive Plan of $1,198,500.
Mr. Lampo’s incentive plan target percentage pursuant to the 2025 Management Incentive Plan was increased to 100% of his base salary, which represents a continued emphasis on performance-based compensation. This variable, at-risk compensation is designed to incentivize performance in line with the core goal of increasing revenue and profit growth for the Company.

In May 2024, Mr. Lampo was awarded 172,772 options pursuant to the 2017 Option Plan with an exercise price of $65.96 and a grant date value of $3,355,232.
The imputed value of compensation for group term life insurance provided to Mr. Lampo in 2024 in excess of $50,000, net of employee payments, was $7,018. In 2025, the Company continues to contribute to Mr. Lampo’s group term life insurance. Mr. Lampo continues to participate in the Pension Plan, but his benefits under such Pension Plan were frozen effective December 31, 2006 as described in the section entitled Pension Plan Background commencing on page 47. In 2024, Mr. Lampo received a 401(k) match of $21,850. The Company made notational contributions to the DC SERP on behalf of Mr. Lampo for 2024 of $25,200. He also continues to participate in the 401(k) plan and the DC SERP in 2025.
Mr. Walter.   In January 2025, Mr. Walter’s annual base salary was increased by approximately 3.8% from $785,000 to $815,000, in line with the average increase generally given to other salaried employees of the Company in the United States.
Based on calculations described in the section entitled Annual Cash Incentive Plans above, Mr. Walter’s payment pursuant to the 2024 Management Incentive Plan was $1,000,875, representing the product of his 2024 base salary of $785,000 multiplied by his incentive plan target percentage of 75%, multiplied by his incentive plan multiplier of 170%. This is compared to a maximum possible payout under the 2024 Management Incentive Plan of $1,177,500.
Mr. Walter’s incentive plan target percentage pursuant to the 2025 Management Incentive Plan was increased to 80% of his base salary, which represents a continued emphasis on performance-based compensation. This variable, at-risk compensation is designed to incentivize performance in line with the core goal of increasing revenue and operating income growth within Mr. Walter’s division.
In May 2024, Mr. Walter was awarded 147,058 options pursuant to the 2017 Option Plan with an exercise price of $65.96 and a grant date value of $2,855,866.
The imputed value of compensation for group term life insurance provided to Mr. Walter in 2024 in excess of $50,000, net of employee payments, was $14,790. In 2025, the Company continues to contribute to Mr. Walter’s group term life insurance. Mr. Walter continues to participate in the Pension Plan, but his benefits under such Pension Plan were frozen effective December 31, 2006 as described in the section entitled Pension Plan Background commencing on page 47. In 2024, Mr. Walter received a 401(k) match of $21,850. The Company made notational contributions to the DC SERP on behalf of Mr. Walter for 2024 of $104,129. He also continues to participate in the 401(k) Plan and the DC SERP in 2025.
Mr. Doherty.   In January 2025, Mr. Doherty’s annual base salary was increased by approximately 4.9% from $715,000 to $750,000, in line with the average increase generally given to other salaried employees of the Company in the United States.
Based on calculations described in the section entitled Annual Cash Incentive Plans above, Mr. Doherty’s payment pursuant to the 2024 Management Incentive Plan was $1,072,500, representing the product of his 2024 base salary of $715,000 multiplied by his incentive plan target percentage of 75%, multiplied by his incentive plan multiplier of 200%. This was the maximum possible payout under the 2024 Management Incentive Plan.
Mr. Doherty’s incentive plan target percentage pursuant to the 2025 Management Incentive Plan was increased to 80% of his base salary, which represents a continued emphasis on performance-based compensation. This variable, at-risk compensation is designed to incentivize performance in line with the core goal of increasing revenue and operating income growth within Mr. Doherty’s division.
In May 2024, Mr. Doherty was awarded 147,058 options pursuant to the 2017 Option Plan with an exercise price of $65.96 and a grant date value of $2,855,866.
The imputed value of compensation for group term life insurance provided to Mr. Doherty in 2024 in excess of $50,000, net of employee payments, was $10,930. In 2025, the Company continues to contribute to Mr. Doherty’s group term life insurance. In 2024, Mr. Doherty received a 401(k) match of $21,850. The Company made notational contributions to the DC SERP on behalf of Mr. Doherty for 2024 of $25,900. He also continues to participate in the 401(k) Plan and the DC SERP in 2025.

Mr. Straub.   In January 2025, Mr. Straub’s annual base salary was increased by approximately 4.4% from $575,000 to $600,000, in line with the average increase generally given to other salaried employees of the Company in the United States.
Based on calculations described in the section entitled Annual Cash Incentive Plans above, Mr. Straub’s payment pursuant to the 2024 Management Incentive Plan was $474,375, representing the product of his 2024 base salary of $575,000 multiplied by his incentive plan target percentage of 75%, multiplied by his incentive plan multiplier of 110%. This is compared to a maximum possible payout under the 2024 Management Incentive Plan of $862,500.
Mr. Straub’s incentive plan target percentage pursuant to the 2025 Management Incentive Plan was increased to 80% of his base salary, which represents a continued emphasis on performance-based compensation. This variable, at-risk compensation is designed to incentivize performance in line with the core goal of increasing revenue and operating income growth within Mr. Straub’s division.
In May 2024, Mr. Straub was awarded 147,058 options pursuant to the 2017 Option Plan with an exercise price of $65.96 and a grant date value of $2,855,866.
The imputed value of compensation for group term life insurance provided to Mr. Straub in 2024 in excess of $50,000, net of employee payments, was $5,676. In 2025, the Company continues to contribute to Mr. Straub’s group term life insurance. In 2024, Mr. Straub received a 401(k) match of $29,099, which included (i) $19,199 in Company contributions under the 401(k) plan, received on the same terms and conditions as similarly situated U.S.-based salaried employees, and (ii) a separate Company contribution of $9,900 as compensation for the discontinuation of a pension plan in which Mr. Straub was a participant while employed at a company previously acquired by Amphenol. The Company made notational contributions to the DC SERP on behalf of Mr. Straub for 2024 of $16,100. He also continues to participate in the 401(k) plan and the DC SERP in 2025.

COMPENSATION COMMITTEE REPORT
The Compensation Committee consists of four directors who are independent directors as defined under the NYSE Listing Standards and the Company’s Governance Principles. The Compensation Committee has undertaken a review of its Charter, practices and procedures. A copy of the current Compensation Committee Charter is available on the Company’s website at www.amphenol.com by clicking on “Investors”, then “Governance”, then “Board of Directors” and then “Compensation Committee Charter.”
The Compensation Committee reports that it has reviewed and discussed the Compensation Discussion & Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the Company’s Board of Directors that the Compensation Discussion & Analysis be included in this 2025 proxy statement.
Compensation Committee
Robert A. Livingston, Chair
Nancy A. Altobello
David P. Falck
Prahlad Singh
Compensation Committee Interlocks and Insider Participation
During all or a portion of 2024, Messrs. Falck, Livingston and Singh and Ms. Altobello served on the Compensation Committee. None of Ms. Altobello nor Messrs. Falck, Livingston or Singh is or formerly was an employee or officer of the Company. None had a related person transaction with the Company that required disclosure. In addition, during 2024, none of our executive officers served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of an entity that had one or more executive officers serving as members of our Board or our Compensation Committee.

SUMMARY COMPENSATION TABLE
The following table summarizes the total compensation provided by the Company to the named executive officers for 2024, 2023 and 2022.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non- Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
R.A. Norwitt President & Chief Executive Officer	2024	1,510,000	0	n/a	10,460,894	5,005,650	0	180,206	17,156,750
	2023	1,455,000	0	n/a	9,098,783	0	8,800	382,124	10,944,707
	2022	1,400,000	0	n/a	8,424,801	3,780,000	0	350,882	13,955,683
C.A. Lampo Senior Vice President & Chief Financial Officer	2024	705,000	0	n/a	3,355,232	1,168,538	0	54,068	5,282,838
	2023	680,000	0	n/a	2,981,331	0	2,600	114,786	3,715,717
	2022	650,000	0	n/a	2,685,480	936,000	0	102,450	4,373,930
L. Walter President, Harsh Environment Solutions Division	2024	785,000	0	n/a	2,855,866	1,000,875	0	140,769	4,782,510
	2023	755,000	0	n/a	3,484,008	1,047,563	24,200	143,566	5,454,337
	2022	725,000	0	n/a	2,300,008	1,005,938	0	82,730	4,113,676
W.J. Doherty President, Communications Solutions Division	2024	715,000	0	n/a	2,855,866	1,072,500	n/a	58,680	4,702,046
	2023	680,000	0	n/a	3,484,008	0	n/a	120,660	4,284,668
	2022	650,000	0	n/a	2,300,008	975,000	n/a	88,350	4,013,358
P.J. Straub President, Interconnect and Sensor Systems Division	2024	575,000	0	n/a	2,855,866	474,375	n/a	50,875	3,956,116

(1)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 1—Summary of Significant Accounting Policies; Stock-Based Compensation and Note 7—Equity; Stock-Based Compensation; Stock Options to the Company’s 2024 Annual Report, except that rules of the SEC require that the amounts shown in this table and its footnotes exclude the impact of assumed forfeitures, if any, related to service based vesting conditions. The amounts in this column do not correspond to the actual value that may be recognized by the named executive officers when any such option awards are actually exercised.

(2)
The non-equity incentive plan compensation for each year was paid in January of the following year.

(3)
In 2006, the Company amended its Pension Plan by freezing accruals effective December 31, 2006 for certain personnel below the age of 50 and/or with certain years of service with the Company. Simultaneously, the Company implemented employer contributions to the Amphenol 401(k) Plan and to a related non-qualified supplemental defined contribution plan, or DC SERP, for those same individuals and for certain new hires. Beginning in 2007, Messrs. Norwitt, Lampo and Walter no longer accrue any additional benefits under the Pension Plan. In 2024, there was an decrease in pension values for Messrs. Norwitt, Lampo and Walter of $5,100, $1,600 and $44,000, respectively, because of changes in actuarial assumptions in 2024 as compared to 2023; in 2023, there was an increase in pension values for Messrs. Norwitt, Lampo and Walter of $8,800, $2,600 and $24,200, respectively, because of changes in actuarial assumptions in 2023 as compared to 2022; in 2022, there was a decrease in pension values for Messrs. Norwitt, Lampo and Walter of $59,300, $18,000 and $185,900, respectively, because of changes in actuarial assumptions in 2022 as compared to 2021. Notwithstanding that their pension benefits were frozen effective December 31, 2006, the value of the frozen benefits fluctuates as related actuarial assumptions change. The changes in pension value in each case represent the increase and decrease, respectively, in the actuarial present value of their respective benefits under the Pension Plan. For years in which changes in actuarial assumptions result in a decrease in pension value, rather than report a negative number, a change of $0 is reported. Messrs. Doherty and Straub do not participate in the Pension Plan.

(4)
“All Other Compensation” consists of the following:

Name	Year	Imputed Compensation for Group Life Insurance in Excess of $50,000 Net of Employee Payments ($)	Car & Driver ($)	Security- Related Expenses(5)	401(k) Company Contribution ($)(6)	DC SERP Company Contribution ($)	Total ($)
R.A. Norwitt	2024	10,062	12,114	54,630	21,850	81,550	180,206
	2023	5,382	12,242	0	21,150	343,350	382,124
	2022	5,382	17,600	0	18,300	309,600	350,882
C.A. Lampo	2024	7,018	0	0	21,850	25,200	54,068
	2023	3,616	0	0	21,150	90,020	114,786
	2022	3,450	0	0	18,300	80,700	102,450
L. Walter	2024	14,790	0	0	21,850	104,129	140,769
	2023	22,250	0	0	21,150	100,166	143,566
	2022	11,088	0	0	18,300	53,342	82,730
W.J. Doherty	2024	10,930	0	0	21,850	25,900	58,680
	2023	6,760	0	0	21,150	92,750	120,660
	2022	6,450	0	0	18,300	63,600	88,350
P.J. Straub	2024	5,676	0	0	29,099	16,100	50,875

(5)
The amounts reported include the costs of the installation of a home security system for Mr. Norwitt at his residence and the monitoring expenses related thereto.

(6)
The amount reported for Mr. Straub includes (i) $19,199 in Company contributions under its 401(k) plan, received on the same terms and conditions as similarly situated U.S.-based salaried employees, and (ii) a separate Company contribution of $9,900 as compensation for the discontinuation of a pension plan in which Mr. Straub was a participant while employed at a company previously acquired by Amphenol.

Section 162(m) of the Internal Revenue Code
Section 162(m) of the Code places a limit of $1,000,000 per person on the amount of compensation that a public company may deduct in any year with respect to certain current or former executive officers. The Compensation Committee believes that stockholder interests are best served by not restricting the Committee’s flexibility in structuring compensation plans, even though such plans may result in non-deductible compensation expenses. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for U.S. federal income tax purposes.
Employment Agreements
In conjunction with accepting each stock option award, all option award recipients, including each of the named executive officers, becomes party to a stock option agreement with the Company which contemplates, among other things, that a terminated employee may be paid, at the Company’s discretion, fifty percent of base salary in the form of salary continuation following his/her termination for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company.
Pursuant to an employment letter agreement with the Company dated March 22, 1999, the Company has agreed that if Mr. Walter is terminated by the Company without cause, the Company is obligated to (i) pay him lump sum severance equal to 100% of the base compensation he received in the twelve-month period preceding his termination and (ii) relocate him to France if he so chooses.
Except as set forth above, none of the named executive officers are parties to any employment agreements with the Company.
Stock Option Plans
In May 2017, stockholders approved and the Company adopted the 2017 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the “Original 2017 Option Plan”) and in May 2021,

stockholders approved and the Company adopted the Amended and Restated 2017 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (together with the Original 2017 Option Plan, the “2017 Option Plan”). While options remain outstanding under the 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries, as amended (the “2009 Option Plan”), the Company ceased granting options under the 2009 Option Plan at the time the 2017 Option Plan was adopted. The 2009 Option Plan and the 2017 Option Plan are collectively referred to herein as the “Company’s Option Plans.” The Company’s Option Plans provide for the granting of an option to purchase shares not intended or not qualifying as an incentive stock option as defined in Section 422 of the Internal Revenue Code.
No options can be granted at less than the fair market value of the Company’s Common Stock on the date of the grant. The Company is not able to grant any restricted stock awards, stock appreciation rights, dividend equivalent rights, performance units, performance shares or any other stock-based grants other than non-qualified options under the Company’s Option Plans, and stockholder approval is required for any material amendments. Option awards vest in equal annual installments over a five-year period and have a ten-year term. In the event of a death or disability (as defined in the plans), assuming the minimum service requirements have been satisfied, a participant will immediately vest in all outstanding options. The Compensation Committee has discretion to allow continued vesting of unvested options following termination of employment due to retirement at age 65 or older with at least five years of employment with the Company or following termination of employment due to retirement at age 55 or older with at least ten years of employment with the Company. Vesting stops under most other termination situations.
A total of 7,724,987 options were granted under the 2017 Option Plan on May 17, 2024 at an exercise price of $65.96 to approximately 1000 employees of the Company including the named executive officers. An aggregate of 509,597 options at exercise prices ranging from $58.39 to $73.60 were also granted under the 2017 Option Plan at other times in 2024 to other employees. The 2017 Option Plan limits the number of options that may be granted to any one participant in any fiscal year to not more than 6,000,000 options, which may be doubled during the first fiscal year a participant commences employment with the Company and/or its subsidiaries.
Of the 200,000,000 shares of Common Stock reserved for issuance pursuant to the 2017 Option Plan, 55,067,722 shares are available for future option grants as of March 17, 2025.
The exercise prices of the 4,365,593 options outstanding as of March 17, 2025 under the 2009 Option Plan range from $11.37 to $14.50. The exercise prices of the 98,935,296 options outstanding as of March 17, 2025 under the 2017 Option Plan range from $18.23 to $73.60. On March 17, 2025, the market value per share of Common Stock was $63.86 (determined by reference to the closing price listed on the New York Stock Exchange, Inc. Composite Tape).
Repricing of Options/Granting of SARs
Options were equitably adjusted in connection with the 2024 Stock Split to reflect such 2024 Stock Split. During the last fiscal year, the Company did not reprice any options nor did it grant any SARs. The Company’s Option Plans do not provide for the granting of SARs or any other stock-based grants.

GRANTS OF PLAN BASED AWARDS IN FISCAL YEAR 2024
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Full Grant Date Fair Value ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold #	Target #	Maximum #
R.A. Norwitt	2/1/24	0	2,567,000	5,134,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/17/24	n/a	n/a	n/a	n/a	n/a	n/a	n/a	538,666	65.96	10,460,894
C.A. Lampo	2/1/24	0	599,250	1,198,500	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/17/24	n/a	n/a	n/a	n/a	n/a	n/a	n/a	172,772	65.96	3,355,232
L. Walter	2/1/24	0	588,750	1,177,500	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/17/24	n/a	n/a	n/a	n/a	n/a	n/a	n/a	147,058	65.96	2,855,866
W.J. Doherty	2/1/24	0	536,250	1,072,500	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/17/24	n/a	n/a	n/a	n/a	n/a	n/a	n/a	147,058	65.96	2,855,866
P.J. Straub	2/1/24 5/17/24	0 n/a	431,250 n/a	862,500 n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a 147,058	n/a 65.96	n/a 2,855,866

(1)
Reflects the possible payouts under the Company’s 2024 Management Incentive Plan. The 2024 Management Incentive Plan is a single-year plan with a single-year performance measure that became final and effective when approved by the Company’s Board in January 2024 and terminated December 31, 2024. This plan is described in more detail in Annual Cash Incentive Plans on page 32. The non-equity incentive plan compensation for 2024 for all plan participants including the named executive officers was paid in January 2025. Amounts actually paid to the named executive officers are indicated in the Summary Compensation Table on page 42.

(2)
Reflects the full grant date fair value of the option awards granted on May 17, 2024, as indicated in the table, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 1—Summary of Significant Accounting Policies; Stock-Based Compensation and Note 7—Equity; Stock-Based Compensation; Stock Options to the Company’s 2024 Annual Report, except that rules of the SEC require that the amounts shown in this table and its footnotes exclude the impact of assumed forfeitures, if any, related to service based vesting conditions. The amounts reflected in this column do not correspond to the actual value that may be recognized by the named executive officers when these options are actually exercised.

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR END
Name	Option Awards(1)					Stock Awards(2)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
R.A. Norwitt	2,000,000	0	n/a	21.99	May 17, 2028	n/a	n/a	n/a	n/a
	1,900,000	0	n/a	22.37	May 22, 2029	n/a	n/a	n/a	n/a
	1,136,000	284,000(3)	n/a	22.55	May 20, 2030	n/a	n/a	n/a	n/a
	679,200	452,800(4)	n/a	33.30	May 19, 2031	n/a	n/a	n/a	n/a
	404,066	606,102(5)	n/a	33.80	May 18, 2032	n/a	n/a	n/a	n/a
	170,388	681,558(6)	n/a	37.90	May 18, 2033	n/a	n/a	n/a	n/a
	0	538,666(7)	n/a	65.96	May 16, 2034	n/a	n/a	n/a	n/a
C.A. Lampo	400,000	0	n/a	18.23	May 18, 2027	n/a	n/a	n/a	n/a
	680,000	0	n/a	21.99	May 17, 2028	n/a	n/a	n/a	n/a
	644,000	0	n/a	22.37	May 22, 2029	n/a	n/a	n/a	n/a
	515,200	128,800(3)	n/a	22.55	May 20, 2030	n/a	n/a	n/a	n/a
	216,000	144,000(4)	n/a	33.30	May 19, 2031	n/a	n/a	n/a	n/a
	128,800	193,200(5)	n/a	33.80	May 18, 2032	n/a	n/a	n/a	n/a
	54,650	218,602(6)	n/a	37.90	May 18, 2033	n/a	n/a	n/a	n/a
	0	172,772(7)	n/a	65.96	May 16, 2034	n/a	n/a	n/a	n/a
L. Walter	50,000	0	n/a	21.99	May 17, 2028	n/a	n/a	n/a	n/a
	200,000	0	n/a	22.37	May 22, 2029	n/a	n/a	n/a	n/a
	380,800	95,200(3)	n/a	22.55	May 20, 2030	n/a	n/a	n/a	n/a
	159,600	106,400(4)	n/a	33.30	May 19, 2031	n/a	n/a	n/a	n/a
	101,546	152,318(8)	n/a	43.25	Jan 2, 2032	n/a	n/a	n/a	n/a
	65,244	260,974(6)	n/a	37.90	May 18, 2033	n/a	n/a	n/a	n/a
	0	147,058(7)	n/a	65.96	May 16, 2034	n/a	n/a	n/a	n/a
W.J. Doherty	136,000	0	n/a	22.37	May 22, 2029	n/a	n/a	n/a	n/a
	380,800	95,200(3)	n/a	22.55	May 20, 2030	n/a	n/a	n/a	n/a
	159,600	106,400(4)	n/a	33.30	May 19, 2031	n/a	n/a	n/a	n/a
	101,546	152,318(8)	n/a	43.25	Jan 2, 2032	n/a	n/a	n/a	n/a
	65,244	260,974(6)	n/a	37.90	May 18, 2033	n/a	n/a	n/a	n/a
	0	147,058(7)	n/a	65.96	May 16, 2034	n/a	n/a	n/a	n/a
P.J. Straub	44,000	0	n/a	22.37	May 22, 2029	n/a	n/a	n/a	n/a
	176,000	44,000(3)	n/a	22.55	May 20, 2030	n/a	n/a	n/a	n/a
	84,000	56,000(4)	n/a	33.30	May 19, 2031	n/a	n/a	n/a	n/a
	64,000	96,000(5)	n/a	33.80	May 18, 2032	n/a	n/a	n/a	n/a
	35,580	142,322(6)	n/a	37.90	May 18, 2033	n/a	n/a	n/a	n/a
	0	147,058(7)	n/a	65.96	May 16, 2034	n/a	n/a	n/a	n/a

(1)
All options currently outstanding vest at a rate of 20% per year over the first five years of the ten-year option term, subject to certain exceptions.

(2)
No stock awards are contemplated or provided for under the Company’s stock option plans or any other employee plan administered by the Company.

(3)
Of this unvested portion of stock options, 100% is scheduled to vest on May 21, 2025.

(4)
Of this unvested portion of stock options, 50% is scheduled to vest on each of May 20, 2025 and May 20, 2026.

(5)
Of this unvested portion of stock options, 33% is scheduled to vest on each of May 19, 2025, May 19, 2026 and May 19, 2027.

(6)
Of this unvested portion of stock options, 25% is scheduled to vest on each of May 19, 2025, May 19, 2026, May 19, 2027 and May 19, 2028.

(7)
Of this unvested portion of stock options, 20% is scheduled to vest on each of May 17, 2025, May 17, 2026, May 17, 2027, May 17, 2028 and May 17, 2029.

(8)
Of this unvested portion of stock options, 33% is scheduled to vest on each of January 3, 2025, January 3, 2026 and January 3, 2027.

OPTION EXERCISES AND STOCK VESTED FOR THE 2024 FISCAL YEAR
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
R.A. Norwitt	2,340,000	112,908,000	n/a	n/a
C.A. Lampo	1,000,000	49,897,500	n/a	n/a
L. Walter	726,000	31,881,490	n/a	n/a
W.J. Doherty	640,000	23,198,900	n/a	n/a
P. J. Straub	172,000	8,128,600	n/a	n/a
PENSIONS AND DEFERRED COMPENSATION
Pension Plan
Pension Plan Background.   Certain employees of the Company and its U.S. subsidiaries are eligible to participate in the Pension Plan for Employees of Amphenol Corporation, referred to as the Pension Plan, which is a defined benefit pension plan. Benefits are calculated based on the section of the Pension Plan in which an employee participates. The Company also sponsors a supplemental employee retirement plan (the “SERP”) which provides for the payment of the portion of an annual pension which cannot be paid from the Pension Plan as a result of limitations contained in the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
In 2006, the Company amended the Pension Plan by freezing accruals effective December 31, 2006 for personnel with less extensive service (referred to as the “non-grandfathered participants”). In connection with the freezing of accruals under the Pension Plan, beginning in 2007, the Company implemented employer contributions to the Amphenol 401(k) Plan and to a related non-qualified supplemental defined contribution plan for non-grandfathered participants and certain new employees of the Company and its U.S. subsidiaries. Grandfathered participants will continue to accrue incremental benefits under the Pension Plan and the SERP and will continue to be eligible to participate in the Amphenol 401(k) plan with no employer contributions.
Messrs. Doherty and Straub do not participate in the Pension Plan or the SERP. Mr. Lampo participates in the Pension Plan but not the SERP. The other named executive officers participate in the Pension Plan and the SERP as non-grandfathered participants. Non-employee directors do not participate in the Pension Plan, although Messrs. Loeffler and Jepsen participated in the Pension Plan and the SERP during their prior employment with the Company.
General Provisions of the Pension Plan.   The normal retirement date under the Pension Plan is the first day of the month following a participant’s 65th birthday. A participant may also retire as of the first day of any month subsequent to the participant’s 55th birthday and completion of either five or ten years of service; however, a participant’s normal retirement benefit is reduced by as much as 50% if payment of retirement benefits commences upon early retirement. Retirement benefits are paid in the form of a life annuity (generally a reduced joint and survivor annuity for married participants). The Company has a policy that prohibits granting extra years of credited service under the Pension Plan.
For the section of the Pension Plan in which Mr. Norwitt participated, the annual normal retirement benefit is equal to the greater of: (i) 1.1% of the participant’s final average pensionable compensation multiplied by the participant’s years of credited service or (ii) 1.8% of the participant’s final average pensionable compensation multiplied by the participant’s years of credited service not in excess of 25 (1% for years in excess of 25) reduced by 2% of the participant’s estimated annual social security benefit multiplied by the participant’s years of credited service not in excess of 30. Average pensionable compensation is equal to the participant’s average annual total compensation, excluding bonuses and incentive plan payments, during the three years prior to the Pension Plan being frozen.
For the section of the Pension Plan in which Messrs. Lampo and Walter participated, the annual normal retirement benefit is equal to the greater of: (i) 2% of the participant’s final average pensionable compensation multiplied by the participant’s years of credited service not in excess of 25 less 2% of the participant’s estimated annual social security benefit multiplied by the participant’s years of credited service not in excess of 25 or (ii) 1.5% of average pensionable compensation multiplied by credited service not in excess of 15 years. Average pensionable compensation is equal to the participant’s average annual compensation, including bonuses and incentive payments, during the five years immediately prior to the Pension Plan being frozen.
Mr. Walter’s Retirement Benefit Assuming He Elects Normal Retirement.   Mr. Walter meets the age and service requirements for normal retirement under his section of the Pension Plan. If Mr. Walter were to have elected retirement as of December 31, 2024, he could have elected to receive his accrued benefit starting immediately. The benefit would be equal to $2,449 per month payable from the Pension Plan and $2,788 per month payable from the SERP.
Mr. Norwitt’s Retirement Benefit Assuming He Elects Early Retirement.   During 2024, Mr. Norwitt met the age and service requirements for early retirement under his section of the Pension Plan. If Mr. Norwitt were to have elected retirement as of December 31, 2024, he could have elected to receive his accrued benefit starting immediately. The benefit would be equal to $432 per month payable from the Pension Plan and $144 per month payable from the SERP.
Mr. Lampo’s Retirement Benefit Assuming He Elects Early Retirement.   During 2024, Mr. Lampo met the age and service requirements for early retirement under his section of the Pension Plan. If Mr. Lampo were to have elected retirement as of December 31, 2024, he could have elected to receive his accrued benefit starting immediately. The benefit would be equal to $168 per month payable from the Pension Plan.
Pension Benefits for the 2024 Fiscal Year
Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
R.A. Norwitt(3)	Pension Plan	3.0	72,300	0
	SERP	3.0	24,400	0
C.A. Lampo	Pension Plan	1.0	28,600	0
	SERP	n/a	n/a	n/a
L. Walter(4)	Pension Plan	8.0	341,500	0
	SERP	8.0	390,400	0
W.J. Doherty(5)	n/a	n/a	n/a	n/a
P.J. Straub(5)	n/a	n/a	n/a	n/a

(1)
Credited service was frozen as of December 31, 2006 for Messrs. Norwitt, Lampo and Walter.

(2)
Computed as of December 31, 2024, the same Pension Plan measurement date used for financial statement reporting purposes with respect to the Company’s audited 2024 financial statements. Calculation of present value reflects FASB ASC Topic 715, “Compensation Retirement Benefits,” disclosure assumptions described in Note 9—Benefit Plans and Other Postretirement Benefits to the Company’s 2024 Annual Report.

(3)
Although Mr. Norwitt had been employed with the Company or its subsidiaries for approximately eight years when his credited service was frozen, he has only 3.0 years of credited service in the Pension Plan and the SERP. Prior to becoming directly employed by Amphenol Corporation and joining the Pension Plan and the SERP, Mr. Norwitt was employed by Amphenol East Asia Limited, a Hong Kong subsidiary of the Company.

(4)
Although Mr. Walter had been employed with the Company or its subsidiaries for approximately 23 years when his credited service was frozen, he has only 8.0 years of credited service in the Pension Plan and the SERP. Prior to becoming directly employed by Amphenol Corporation and joining the Pension Plan and the SERP, Mr. Walter was employed by Amphenol Socapex SAS, a French subsidiary of the Company.

(5)
Messrs. Doherty and Straub do not participate in the Pension Plan or the SERP.

Pension Plan and 401(k) Plan.   Beginning on January 1, 2007, non-grandfathered participants in the Pension Plan, including Messrs. Norwitt, Lampo and Walter, and most U.S.-based employees who were not participants in the Pension Plan as of December 31, 2006, including Mr. Doherty and Mr. Straub, have been provided a Company contribution to their Company qualified 401(k) savings plan (the “Amphenol 401(k) Plan”) accounts. In 2024, the Company contribution was equal to 3% of their covered earnings (for which no employee contribution is required) and in addition, the Company matched 50% of the employee’s first 8% contribution of their covered earnings. Covered earnings include base salary and incentive plan compensation.

The Company also sponsors a non-qualified supplemental defined contribution plan (the “DC SERP”) for selected non-grandfathered participants in the Amphenol 401(k) Plan. Each of our named executive officers participates in the DC SERP. Participants in the DC SERP are credited with an 8% employer contribution on compensation in excess of the limitations imposed by the Internal Revenue Code. Each participating named executive officer is also permitted to defer up to 8% of his estimated compensation in excess of the limitations imposed by the Internal Revenue Code to a DC SERP account. A participant may elect to defer base salary and non-equity incentive plan compensation under the DC SERP and a participant’s election to defer compensation is made prior to the beginning of each year and is binding for the applicable year. The participant concurrently selects the timing of the distribution of their deferred compensation. Distributions may occur upon termination of employment (which could include retirement, death or disability) or upon a specified future date while still employed (an “in-service distribution”), as elected by the participant. For the named executive officers, any distribution payable on account of termination of employment will not occur until after six months following termination of employment pursuant to Section 409A of the Internal Revenue Code. Compensation deferred by participants and any matching contributions made by the Company are credited to a bookkeeping account that represents the Company’s unsecured obligation to repay the participant in the future.
Nonqualified Deferred Compensation for the 2024 Fiscal Year
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last Fiscal Year-End ($)(5)
R.A. Norwitt	343,350	81,550	1,380,099	0	8,115,520
C.A. Lampo	90,020	25,200	229,601	0	1,339,675
L. Walter	0	104,129	54,082	(110,140)	360,362
W.J. Doherty	92,750	25,900	175,561	0	1,101,913
P.J. Straub	30,432	16,100	65,718	0	461,981

(1)
Includes amounts credited in the first ten days of 2025 relating to the 2024 earnings and contributions by the executive.

(2)
Reflects the Company’s allocation to the DC SERP for the benefit of each named executive officer for the 2024 fiscal year, and are included in the amounts in the table “All Other Compensation” under footnote (4) on page 43 and in the Summary Compensation Table on page 42. This column also includes amounts credited by the Company in the first ten days of 2025 relating to 2024 earnings and contributions of the executive.

(3)
Reflects the notational earnings of each named executive officer in the DC SERP determined by tracking the increase in value in the bookkeeping account of the hypothetical investment options selected by each named executive officer for the current year and prior year deferred and matching contributions. The notational earnings or losses in this column are not included in the Summary Compensation Table on page 42 because such notational earnings or losses relate to the increase or decrease in value of compensation the individual elected to defer and such increase or decrease is based on market rates that are determined by reference to mutual funds.

(4)
Mr. Walter had a pre-scheduled distribution on January 16, 2024.

(5)
Reflects the notational amounts in each named executive officer’s DC SERP as of the last day of the 2024 fiscal year. This column does not include amounts credited in the first ten days of 2025 relating to 2024 earnings and contributions by the executive or the Company. The following table indicates the portion of the Aggregate Balance that was reported as compensation as a DC SERP Company contribution reflected in the “All Other Compensation” column in the Summary Compensation Table in the Company’s prior year proxy statements since the DC SERP was initiated in January 2007. Any prior distributions have not been subtracted from the amounts below.

Name	Amounts That Were Reported As Compensation in Prior Year Proxy Statements ($)
R.A. Norwitt	1,908,288
C.A. Lampo	370,355
L. Walter	588,930
W.J. Doherty	349,644
P.J. Straub	0

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The amount of compensation that may be payable to each named executive officer upon voluntary termination, early retirement, normal retirement, involuntary not-for-cause termination, for-cause termination, termination following a change of control and in the event of disability or death of the executive is shown on the tables on pages 52-54. The amounts shown assume that such termination was effective as of December 31, 2024, and thus include amounts earned through such time and are estimates of the amounts which could have been paid out to the named executive officers in connection with their termination. The actual amounts to be paid can only be determined in the event of and at the time of such executive’s separation from the Company.
Payments Made Upon Termination.   Regardless of the manner in which a named executive officer’s employment is terminated, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts might include:
•
unused vacation pay;

•
amounts accrued and vested through the Company’s retirement plans;

•
statutory entitlements; and

•
non-equity incentive compensation relating to the fiscal year.

Payments Made Upon Retirement.   The plan administrator (currently the Compensation Committee) has the discretion to decide if options will continue to vest following normal retirement at age 65 with at least five years of employment with the Company or upon early retirement at or after age 55 with more than 10 years of employment with the Company. Mr. Walter is currently eligible for normal retirement. Messrs. Doherty, Norwitt, Lampo and Straub are currently eligible for early retirement.
Payments Made Upon Involuntary Not for Cause Termination or Involuntary for Good Reason Termination.   In the event of involuntary not for cause termination or involuntary for good reason termination of any employee, including a named executive officer, in addition to the benefits which might be made as reflected under the heading Payments Made Upon Termination above, the Board has the discretion to decide if options that are not vested at the time of such termination shall vest and the terms of such vesting. The disclosure in the tables below for involuntary not for cause termination and involuntary for good reason termination assumes that the Board has exercised its discretion to continue vesting of all such options.
Payments Made Upon a Change in Control.   Pursuant to the 2009 Option Plan, immediately prior to a change in control (as defined in the plan), all outstanding options held by any employee, including a named executive officer, immediately vest and become exercisable at the discretion of the Board. Pursuant to the 2017 Option Plan, the plan administrator (currently the Compensation Committee) has discretion to accelerate options upon a change in control (as defined in the plan). The disclosure in the tables below relating to change in control assumes that the Board has exercised its discretion to cause all shares to vest.
Payments Made Upon Death or Disability.   In the event of the death or disability of any employee, including a named executive officer, in addition to the benefits which might be made as reflected under the heading Payments Made Upon Termination above, he or she may receive benefits and/or payments under the group term life insurance plan and/or the Company funded disability plan, as appropriate. In the event of death or disability as defined in the Company’s Option Plans, assuming the minimum service requirements have been satisfied, all outstanding options held by such individual will immediately vest. The disclosure in the tables below reflects that the minimum service requirements for all named executive officers have been satisfied.
Health Care Benefits.   The Company does not currently offer any of the named executive officers any enhanced health care benefits on termination for any reason.

R. Adam Norwitt Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination\ Involuntary for Good Reason Termination ($)	For Cause Termination ($)	Change in Control ($)	Disability ($)	Death ($)
Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	5,005,650	5,005,650	5,005,650	5,005,650	0	5,005,650	5,005,650	5,005,650
Pay for covenant not to compete(2)	1,510,000	1,510,000	1,510,000	1,510,000	1,510,000	1,510,000	1,510,000	0
Company funded disability(3)	0	0	0	0	0	0	755,000	0
Vesting of stock options(4)	0	74,678,875	0	74,678,875	0	74,678,875	74,678,875	74,678,875

(1)
This is the amount actually paid to Mr. Norwitt in January 2025 pursuant to the 2024 Management Incentive Plan. Assuming a termination event as of December 31, 2024, this amount would only have been paid upon approval by the Compensation Committee.

(2)
Each of the named executive officers is a party to stock option agreements with the Company which contemplate, among other things, that a terminated employee may be paid fifty percent of base salary following his/her termination, at the Company’s discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Norwitt’s base salary at December 31, 2024 was $1,510,000. Payments are made in the form of salary continuation.

(3)
The Company funds a short-term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $755,000 is based on Mr. Norwitt’s base salary at December 31, 2024 and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2024 based on the closing price of the Company’s Common Stock on the New York Stock Exchange (“NYSE”) of $69.45 on December 31, 2024.

Craig A. Lampo Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination\ Involuntary for Good Reason Termination ($)	For Cause Termination ($)	Change in Control ($)	Disability ($)	Death ($)
Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	1,168,538	1,168,538	1,168,538	1,168,538	0	1,168,538	1,168,538	1,168,538
Pay for covenant not to compete(2)	705,000	705,000	705,000	705,000	705,000	705,000	705,000	0
Company funded disability(3)	0	0	0	0	0	0	352,500	0
Vesting of stock options(4)	0	25,633,755	0	25,633,755	0	25,633,755	25,633,755	25,633,755

(1)
This is the amount actually paid to Mr. Lampo in January 2025 pursuant to the 2024 Management Incentive Plan. Assuming a termination event as of December 31, 2024, this amount would only have been paid upon approval by the Compensation Committee.

(2)
Each of the named executive officers is a party to stock option agreements with the Company which contemplate, among other things, that a terminated employee may be paid fifty percent of base salary following his/her termination, at the Company’s discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Lampo’s base salary at December 31, 2024 was $705,000. Payments are made in the form of salary continuation.

(3)
The Company funds a short-term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $352,500 is based on Mr. Lampo’s base salary at December 31, 2024 and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2024 based on the closing price of the Company’s Common Stock on the NYSE of $69.45 on December 31, 2024.

Luc Walter Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination\ Involuntary for Good Reason Termination ($)	For Cause Termination ($)	Change in Control ($)	Disability ($)	Death ($)
Severance payment(1)	0	0	0	785,000	0	0	0	0
Relocation expense(2)	0	0	0	270,000	0	0	0	0
Incentive plan compensation(3)	1,000,875	1,000,875	1,000,875	1,000,875	0	1,000,875	1,000,875	1,000,875
Pay for covenant not to compete(4)	785,000	785,000	785,000	785,000	785,000	785,000	785,000	0
Company funded disability(5)	0	0	0	0	0	0	392,500	0
Vesting of stock options(6)	0	0	21,048,934	21,048,934	0	21,048,934	21,048,934	21,048,934

(1)
Pursuant to his March 22, 1999 employment letter agreement with the Company, upon an involuntary not for cause termination, Mr. Walter would be entitled to a lump sum severance payment equal to base compensation paid in the last twelve months.

(2)
Pursuant to his March 22, 1999 employment letter agreement with the Company, upon an involuntary not for cause termination, the Company would be obligated to relocate Mr. Walter to France if he so chooses. The relocation expenses are estimated to be $270,000.

(3)
This is the amount actually paid to Mr. Walter in January 2025 pursuant to the 2024 Management Incentive Plan. Assuming a termination event as of December 31, 2024, this amount would only have been paid upon approval by the Compensation Committee.

(4)
Each of the named executive officers is a party to stock option agreements with the Company which contemplate, among other things, that a terminated employee may be paid fifty percent of base salary following his/her termination, at the Company’s discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Walter’s base salary at December 31, 2024 was $785,000. Payments are made in the form of salary continuation.

(5)
The Company funds a short-term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $392,500 is based on Mr. Walter’s base salary at December 31, 2024 and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(6)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2024 based on the closing price of the Company’s Common Stock on the NYSE of $69.45 on December 31, 2024.

William J. Doherty Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination\ Involuntary for Good Reason Termination ($)	For Cause Termination ($)	Change in Control ($)	Disability ($)	Death ($)
Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	1,072,500	1,072,500	1,072,500	1,072,500	0	1,072,500	1,072,500	1,072,500
Pay for covenant not to compete(2)	715,000	715,000	715,000	715,000	715,000	715,000	715,000	0
Company funded disability(3)	0	0	0	0	0	0	357,500	0
Vesting of stock options(4)	0	21,048,934	0	21,048,934	0	21,048,934	21,048,934	21,048,934

(1)
This is the amount actually paid to Mr. Doherty in January 2025 pursuant to the 2024 Management Incentive Plan. Assuming a termination event as of December 31, 2024, this amount would only have been paid upon approval by the Compensation Committee.

(2)
Each of the named executive officers is a party to stock option agreements with the Company which contemplate, among other things, that a terminated employee may be paid fifty percent of base salary following his/her termination, at the Company’s discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Doherty’s base salary at December 31, 2024 was $715,000. Payments are made in the form of salary continuation.

(3)
The Company funds a short-term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $357,500 is based on Mr. Doherty’s base salary at December 31, 2024 and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2024 based on the closing price of the Company’s Common Stock on the NYSE of $69.45 on December 31, 2024.

Peter J. Straub Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination\ Involuntary for Good Reason Termination ($)	For Cause Termination ($)	Change in Control ($)	Disability ($)	Death ($)
Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	474,375	474,375	474,375	474,375	0	474,375	474,375	474,375
Pay for covenant not to compete(2)	575,000	575,000	575,000	575,000	575,000	575,000	575,000	0
Company funded disability(3)	0	0	0	0	0	0	287,500	0
Vesting of stock options(4)	0	12,513,892	0	12,513,892	0	12,513,892	12,513,892	12,513,892

(1)
This is the amount actually paid to Mr. Straub in January 2025 pursuant to the 2024 Management Incentive Plan. Assuming a termination event as of December 31, 2024, this amount would only have been paid upon approval by the Compensation Committee.

(2)
Each of the named executive officers is a party to stock option agreements with the Company which contemplate, among other things, that a terminated employee may be paid fifty percent of base salary following his/her termination, at the Company’s discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Straub’s base salary at December 31, 2024 was $575,000. Payments are made in the form of salary continuation.

(3)
The Company funds a short-term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $287,500 is based on Mr. Straub base salary at December 31, 2024 and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2024 based on the closing price of the Company’s Common Stock on the NYSE of $69.45 on December 31, 2024.

Pay Versus Performance Disclosure
The following table sets forth information concerning the compensation of our named executive officers (“NEOs”) for each of the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020, and contains certain measures of our financial performance for those fiscal years.
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)*	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)*	Value of Initial Fixed $100 Investment (2) Based on:		Net Income ($ million)	Net Sales ($ million)	GAAP Diluted EPS($)
					Company Total Shareholder Return ($)	DJUSEC Total Shareholder Return ($)(3)
2024(10)	17,156,750	63,396,927	4,680,878(4)	16,632,620	269.45	213.20	2,424	15,223	1.92
2023	10,944,707	31,137,666	3,986,208(5)	9,348,353	190.72	159.56	1,928	12,555	1.55
2022	13,955,683	(15,652,877)	4,074,316(6)	(5,362,582)	145.06	124.87	1,902	12,623	1.53
2021	13,092,697	51,014,697	3,261,582(7)	14,733,296	164.78	151.36	1,590(9)	10,876	1.26
2020	8,037,847	25,107,137	3,029,181(8)	7,920,727	122.12	120.75	1,203	8,599	0.98

*
“Compensation Actually Paid” or CAP to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as set forth in the tables below, and determined in accordance with SEC rules. For a discussion of how our Compensation Committee assesses performance and our NEOs’ pay each year, please see the Compensation Discussion & Analysis section of the proxy statements reporting pay for the applicable years. “Net Income” represents net income attributable to Amphenol Corporation. “GAAP Diluted EPS” represents net income from continuing operations attributable to Amphenol Corporation per common share.

(1)
In 2024, 2023, 2022, 2021 and 2020 our PEO, or principal executive officer, was our President and CEO, R. Adam Norwitt.

(2)
Assumes a $100 fixed investment as of year-end 2019 and continuing through year-end 2020, 2021, 2022, 2023 or 2024, respectively, and that all dividends, if any, were reinvested.

(3)
Our selected peer group is the Dow Jones U.S. Electrical Components & Equipment Index (DJUSEC).

(4)
In 2024, our Non-PEO named executive officers were Craig A. Lampo, Luc Walter, William J. Doherty and Peter J. Straub.

(5)
In 2023, our Non-PEO named executive officers were Craig A. Lampo, Luc Walter, William J. Doherty and Lance E. D’Amico.

(6)
In 2022, our Non-PEO named executive officers were Craig A. Lampo, Luc Walter, William J. Doherty and Jean-Luc Gavelle.

(7)
In 2021, our Non-PEO named executive officers were Craig A. Lampo, Luc Walter, William J. Doherty and Jean-Luc Gavelle.

(8)
In 2020, our Non-PEO named executive officers were Craig A. Lampo, William J. Doherty, Martin W. Booker and Yaobin (Richard) Gu.

(9)
Includes $21.4 million of net income associated with discontinued operations.

(10)
Footnote of Adjustments—2024

Adjustments	2024
	PEO	Average non-PEO NEOs
Deductions for amounts reported under the “Option Awards” column in the Summary Compensation Table for 2024	(10,460,894)	(2,980,708)
Increase based on fair value of awards granted during 2024 that remain unvested as of 12/31/2024, determined as of 12/31/2024	500,959	142,742
Increase based on fair value of awards granted during 2024 that vested during 2024, determined as of the vesting date	0	0
Increase/deduction for awards granted during prior years that were outstanding and unvested as of 12/31/2024, determined based on the change in fair value from 12/31/2023 to 12/31/2024	35,008,820	9,533,718
Increase/deduction for awards granted during prior years that vested during 2024 determined based on the change in fair value from 12/31/2023 to the vesting date	21,186,191	5,244,591
Deduction of fair value of awards granted during prior years that were forfeited during 2024	0	0
Increase based on dividends or other earnings paid during 2024 prior to the vesting date	0	0
Increase based on incremental fair value of options/SARS modified during 2024	0	0
Deduction for change in the actuarial present values reported under the “Change in Pension Value and nonqualified Deferred Compensation Earnings” column of the summary compensation table for 2024(a)	5,100	11,400
Increase for service cost and, if applicable, prior service cost for pension plans(b)	0	0
Total Adjustments:	46,240,177	11,951,742

(a)
In 2006, the Company amended its Pension Plan by freezing accruals effective December 31, 2006 for certain employees, including three of our 2024 NEOs that participated in the Pension Plan, Messrs. Norwitt, Lampo and Walter. Messrs. Doherty and Straub do not participate in the Pension Plan. In 2024, there was a decrease in pension values for Messrs. Norwitt, Lampo and Walter because of changes in actuarial assumptions in 2024 as compared to 2023. Notwithstanding that their pension benefits were frozen in 2006, the value of the frozen benefits fluctuates as related actuarial assumptions change.

(b)
Because the Pension Plan has been frozen for each of our participating NEOs since 2006, the reportable service cost for 2024 is $0.

Relationship Between Financial Performance Measures

*
This graph assumes that $100 was invested in our Common Stock and the DJUSEC index on December 31, 2019, reflects reinvested dividends, and is weighted on a market capitalization basis as of the beginning of each year. Each reported data point represents the last trading day of each calendar year. The comparisons in the graph are based upon historical data and are not indicative of, nor intended to forecast, future performance.

Pay Versus Performance Tabular List
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2024:
For our CEO and CFO	For our Division Presidents
Net Sales Growth for the Company	Net Sales Growth for the relevant Division
Adjusted Diluted EPS Growth	Adjusted Operating Income Growth for the relevant Division
Performance to Budget
For additional details regarding our most important financial performance measures, please see Annual Cash Incentive Plans in the Compensation Discussion and Analysis on page 32 and see Explanation of Non-GAAP Financial Measures on page 35 to see items excluded.
CEO PAY RATIO
As required by Section 953(b) of the Dodd Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Norwitt, President and CEO (the “CEO”).
The Company is a vertically integrated manufacturer with extensive labor-intensive operations in numerous low-cost countries. As of December 31, 2024, we estimate that our employee population consisted of approximately 125,000 individuals globally, with a majority of those employees based in low-cost countries. The Company’s disclosed ratio may be higher relative to other companies which rely more heavily on outsourced production or otherwise source products and components from low-cost countries without operating their own manufacturing facilities. We believe our compensation levels are competitive with prevailing wage rates in the local markets in which we operate.
For 2024, our last completed fiscal year:
•
The annual total compensation of the employee identified at the median compensation level (the “Median Employee”) of the Company, other than the CEO, was $17,712.

•
The annual total compensation of the employee identified at the median compensation level (the “Median US Employee”) of US based employees of the Company, other than the CEO, was $64,660.

•
The annual total compensation of the CEO for purposes of determining the CEO Pay Ratio was $17,156,750.

Based on this information, for 2024, the ratio of the annual total compensation of the CEO to the annual total compensation of the Median Employee was estimated to be 969:1 and the ratio of the annual total compensation of the CEO to annual total compensation of the Median US Employee was estimated to be 265:1.
The pay ratios above are reasonable estimates calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodologies described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Moreover, there are a number of factors which make a meaningful comparison of pay ratios difficult, such as industry specific pay differentials, the geographic location of employee populations and a company’s manufacturing strategy (e.g., outsourcing versus insourcing).
To identify the Median Employee, as well as to determine the annual total compensation of the Median Employee, the methodology and the material assumptions, adjustments and estimates that we used were as follows.

In the fourth quarter of 2024, the Company completed a process of collecting surveys of compensation data from our global sites because the Company does not have a global Human Resources Information System (“HRIS”). The data provided statistical sampling of the average total compensation for direct labor, indirect labor, and salaried employees from 204 of our estimated 300 operating sites representing all regions globally, particularly where our headcount is the greatest. These data were sorted and it was determined that based on our representative survey and with consideration to our global headcount, the Median Employee was a direct labor employee in one of our China plants with a total annual compensation (determined in accordance with the summary compensation table rules) of $17,712 (based on the average US dollar to RMB exchange rate for 2024 of 0.1389 as reported by Bloomberg).
We elected to not exclude any of our employees from the calculation based on the 5% “De Minimis Exemption” adjustment as permitted under SEC rules.
In addition, with respect to US-based employees, in 2024, the Company analyzed data directly from our HRIS in the United States which currently contains compensation information for all our employees in the United States, excluding our US-based employees who recently joined the Company via acquisition who have not yet been added to our HRIS system. Based on that data, the Median US Employee for 2024 (excluding the CEO) was determined to have annual total compensation of $64,660 (determined in accordance with the summary compensation table rules).

PROPOSAL 3. ADVISORY VOTE TO APPROVE
COMPENSATION OF NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, the Board is asking stockholders to approve the following advisory resolution at the 2025 Annual Meeting:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.
The Board recommends a vote FOR this resolution because it believes that the compensation policies and practices of the Company described in the Compensation Discussion and Analysis have been and continue to be effective in helping to achieve the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executive officers’ long-term interests with those of the stockholders and motivating the executive officers to remain with the Company for long and productive careers.
Stockholders are urged to read the Compensation Discussion and Analysis beginning on page 30 of this proxy statement, as well as the Summary Compensation Table and related compensation tables and narrative, appearing on pages 42 through 58 which provide detailed information on the Company’s compensation policies and practices and the compensation of the Company’s named executive officers.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating the Company’s executive compensation program on an ongoing basis. At our 2023 Annual Meeting of Stockholders, our stockholders supported, on an advisory basis, the Board’s proposal that the say-on-pay advisory vote occur on an annual basis. The Board favors a policy of providing for annual say-on-pay advisory votes. It is anticipated the next say-on-pay advisory vote will occur at the Company’s 2026 Annual Meeting of Stockholders.
At the 2024 Annual Meeting of Stockholders, the Company’s stockholders overwhelmingly approved the “say-on-pay” proposal with more than 91% of the shares voted being cast in favor of the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Company has adopted a written policy for the review and approval of transactions and arrangements between the Company and the Company’s current directors, director nominees, current executive officers, greater than five percent stockholders, and their immediate family members. All transactions, regardless of amount, are required to be reported to and reviewed by the General Counsel of the Company who is required to report the results of his review to the Board or independent Directors, as appropriate. Following this review, the Board would determine whether any such transaction is in, or not inconsistent with, the best interests of the Company and its stockholders, taking into consideration whether any such transaction is on terms no less favorable to the Company than those available with unrelated third parties and the related person’s interest in the transaction. As required under the rules of the SEC, transactions that are determined to be directly or indirectly material to the Company or a related person must be disclosed in the Company’s proxy statement.
Affiliates of FMR LLC (“Fidelity”) provide investment management services or other services in connection with the Company’s 401(k) plans and the DC SERP. In 2024, with respect to the 401(k) plans and DC SERP managed by Fidelity, (i) participants paid $4,375,323 (net) in mutual fund manager’s fees, and $255,716 in participant direct fees and (ii) the Company paid $41,209 in plan sponsor direct fees. In 2024, with respect to the pension plan and related SERP, the Company incurred $385,275 in asset management fees to Fidelity. The related investment management agreements were entered into on an arm’s-length basis.
No other related party transactions were identified during or subsequent to 2024 where the amount involved exceeded $120,000. As such, there are no other transactions to be reported in this proxy statement.
STOCK OWNERSHIP GUIDELINES FOR
NON-EMPLOYEE DIRECTORS AND CERTAIN EXECUTIVES
The Company adopted updated stock ownership guidelines for its non-employee directors and certain of its executive officers. Each non-employee director is encouraged to own shares of the Company having a total value equal to at least 5x the annual cash retainer for Board service. The CEO is required to own shares of the Company having a total value equal to at least 6x base salary. The CFO is required to own shares of the Company having a total value equal to at least 3x base salary. Any new non-employee director or CEO or CFO will have five years from the date of his/her appointment to attain the required level of stock ownership. For purposes of this requirement, 60% of the value (assuming a cashless exercise) of vested but unexercised stock options count in determining stock ownership. Stock ownership does not include unvested stock options. There may be rare instances where the stock ownership guidelines would place a severe financial hardship on the director or executive. The Compensation Committee of the Board may, in its discretion, modify the stock ownership requirements in special circumstances.
CLAWBACK POLICY
The Company has adopted a Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) in compliance with Exchange Act Rule 10D-1 and the corresponding NYSE Listing Standards. The Clawback Policy addresses the recovery of amounts from incentive-based awards in the event the Company must prepare an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements (a) that is material to the previously issued financial statements or (b) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Clawback Policy applies to current and former executive officers of the Company and reflects the Company’s culture that emphasizes accountability based on performance.
INSIDER TRADING COMPLIANCE POLICY
The Company has adopted an Insider Trading Compliance Policy that governs the purchase, sale and other dispositions of the Company’s securities by directors, officers, employees and other persons designated by the Company (including a household member of any of the foregoing persons) that the Company believes is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE Listing Standards. Our Insider Trading Compliance Policy, amongst other things, prohibits trading while in possession of material nonpublic information and includes pre-clearance procedures for certain specified employees who have regular access to material nonpublic information about the Company in the normal course of their duties. A copy of our Insider Trading Compliance Policy is filed as an exhibit to the Company’s 2024 Annual Report.
POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS
CLOSE IN TIME TO THE RELEASE OF MATERIAL NONPUBLIC INFORMATION
The Committee maintains equity grant practices and procedures, including with respect to the timing of awards of stock options. Although the Committee does not have a formal policy with respect to the timing of stock options, the Committee has historically made annual awards of stock options in the second quarter of each year. Newly hired or promoted executive officers or key management employees have on occasion received an award of stock options at or near the date of hiring or promotion. The Committee does not grant stock options with an exercise price that is less than the closing price of the Common Stock on the grant date. The Committee’s general practice is to not grant stock options in anticipation of the release of material nonpublic information, or use such information in determining the terms of stock option awards. In addition, the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2024, no stock options were granted to the NEOs during any period beginning four business days before the filing or furnishing of a periodic or current report with the SEC that disclosed material non-public information and ending one business day after the filing or furnishing of such reports.
PROHIBITION ON SHORT SALES, TRANSACTIONS IN
DERIVATIVE SECURITIES AND HEDGING
The Company has a written policy prohibiting officers and directors from engaging in (i) short sales of the Company’s securities, (ii) transactions in puts, calls or other derivative securities involving the Company’s securities, (iii) hedging transactions involving the Company’s securities, (iv) purchases of the Company’s securities on margin (other than a cashless exercise of stock options under the Company’s equity plans), and (v) any pledges of the Company’s securities to secure margin or other loans.

Officers and Directors are prohibited from the following transactions in the Company's securities:

- Short sales
- Puts, calls or other derivative securities
- Hedging transactions
- Purchases on margin*
- Pledges to secure margin or other loans

INVESTOR OUTREACH
Amphenol regularly engages with key stockholders to discuss, among other items, governance issues to ensure that management and the Board understand and address issues that are important to the Company’s stockholders. Through these engagements, the Company has obtained valuable feedback. For example, in 2023, the Company adopted the Clawback Policy in compliance with the applicable rules of the SEC and the NYSE Listing Standards. In addition, in 2022, the Company adopted an amendment to the Company’s By-Laws to provide that in contested elections, directors will be elected under a plurality voting standard. This varies from the Company’s majority voting standard in uncontested elections. In prior years, the Company has taken a variety of other significant actions in response to investor feedback, such as adopting an amendment to the By-Laws to implement “proxy access”, which, subject to the requirements of the By-Laws, permits stockholders to nominate candidates for election to the Board, lowering the threshold to call special meetings of stockholders from 50% to 25%, declassifying the Board and providing for the annual election of directors, allowing stockholders to act by written consent and eliminating supermajority voting requirements in the Company’s Certificate of Incorporation and By-Laws.
The Company’s Board welcomes direct engagement with significant stockholders to discuss matters of interest to such stockholders. Any such an engagement can be arranged by calling Lance D’Amico, our Senior Vice President, General Counsel and Secretary, at (203) 265-8606.

SUSTAINABILITY REPORT
At Amphenol, we believe that making sustainable business choices, building strong relationships with our stakeholders and engaging in good corporate governance create long-term value for our Company. Whether through minimizing our and our partners’ environmental footprint, following humane labor practices, supporting the development of our global team, ensuring the strength and integrity of our supply chain or giving back to our communities, we have always believed that it is not just good stewardship, but good business to focus on the long-term sustainability of Amphenol. Throughout Amphenol, we have a shared commitment to create innovative products and enable technologies that improve the lives of people around the world, to support the well-being of our employees and communities and to sustain the health of our planet.
Our Board oversees the Company’s overall sustainability programs, including our annual Sustainability Report. The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibility for the “Environmental” portion of ESG, which includes (1) periodic reviews of the Company’s climate-change related strategies, policies, disclosures, goals, performance and measurement, including with respect to greenhouse gas emissions, energy and water usage and (2) monitoring the effectiveness of Company systems necessary to ensure compliance with applicable legislation, regulatory requirements, industry standards and Company policies, programs and practices relevant to climate-change related matters. The Compensation Committee is responsible for assisting the Board in fulfilling its oversight responsibility for the “Social” portion of ESG, which includes a periodic review of the Company’s human capital management programs and performance. The Nominating/Corporate Governance Committee continues to be responsible for assisting the Board in fulfilling its oversight responsibility for the “Governance” portion of ESG. Amphenol’s ESG initiatives are governed by a number of policies that outline our related principles including in particular our Code of Business Conduct and Ethics, Environmental Policy, Global Human Rights Policy and our Health and Safety Policy, all of which are available on our website. We recognize that ESG practices and initiatives require transparency and accountability. To this end, we publish a Sustainability Report on an annual basis, the most recent of which is available on the home page of our website. We anticipate publishing our 2024 Sustainability Report prior to the Annual Meeting. For more information about our ESG practices and initiatives, please visit the sustainability section of our website at https://www.amphenol.com/sustainability.

PROPOSAL 4. APPROVAL OF AN AMENDMENT TO THE COMPANY’S
RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK
On March 14, 2025, the Board of Directors approved an amendment to the Company’s Restated Certificate of Incorporation as described below (the “Amendment”), subject to the approval of the Company’s stockholders at the Annual Meeting. The stockholders of the Company are being asked to approve the Amendment. The full text of the Amendment is set forth on page 65.
On May 20, 2024, the Board of Directors approved a two-for-one split of the Common Stock that was paid in the form of a stock dividend on June 11, 2024 to stockholders of record as of May 31, 2024.
The Amendment, if approved, would increase the number of shares of Common Stock that the Company is authorized to issue by 3,000,000,000 from 2,000,000,000 to 5,000,000,000. The additional 3,000,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The Board believes it is desirable to increase the number of shares of Common Stock the Company is authorized to issue to provide the Company with adequate flexibility in the future for, among other things, further stock splits/stock dividends, grants under equity compensation plans, financing transactions and/or acquisition transactions.
The Company does not have any immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock, other than shares currently reserved for issuance under the Company’s stock option plans for executive officers and key management employees (See “Stock Option Plans” on page 43) or such shares as may be issued in connection with the Directors Restricted Stock Plan (See “Director Compensation for the 2024 Fiscal Year” on page 23).
Although authorization of additional shares of Common Stock is recommended by the Board of Directors for the reasons stated herein, and not in consideration of any possible anti-takeover effect, such additional authorization of shares of Common Stock could be used by incumbent management to make it more difficult, and thereby discourage, any attempt to acquire control of the Company, even though stockholders of the Company may deem such an acquisition desirable. For example, the shares could be privately placed with a purchaser who might support the Board of Directors in opposing a hostile takeover bid. The issuance of new shares could also be used to dilute the stock ownership and voting power of a third party seeking to remove the directors, replace incumbent directors, accomplish certain business combinations or alter, amend or repeal portions of the Company’s Restated Certificate of Incorporation, as amended.
The proposed amendment would permit the issuance of additional shares of Common Stock up to the new maximum authorization of 5,000,000,000 shares without further action or authorization. The Board believes it is prudent for the Company to have this flexibility. The holders of Common Stock are not entitled to preemptive rights or cumulative voting. Accordingly, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of stockholders. As of the Record Date there were 1,211,783,313 shares outstanding and approximately 55,545,882 shares are authorized for future issuance under the 2017 Option Plan, the 2009 Option Plan and the Director’s Restricted Stock Plan.
Under Delaware law, an amendment of a Certificate of Incorporation to effectuate a change in the number of shares of the authorized capital stock of a corporation requires the approval of a majority of the votes cast.
If the Company’s stockholders approve the Amendment, it will become effective upon the filing of the certificate of amendment setting forth the Amendment with the Delaware Secretary of State, which the Company anticipates doing as soon as practicable following stockholder approval. Other than the replacement of the existing Article FOURTH, the remainder of the Company’s Restated Certificate of Incorporation will remain unchanged after effectiveness of the Amendment. In addition, the Company intends to file a new Restated Certificate of Incorporation to integrate the Amendment (if approved) into a single document, and a copy of such Restated Certificate of Incorporation may be obtained by written request to the Company’s Secretary at the address on the first page of this Proxy Statement.

SEVENTH AMENDMENT TO THE RESTATED
CERTIFICATE OF INCORPORATION
Article FOURTH of the Restated Certificate of Incorporation reads as follows before giving effect to the Amendment:
“FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 2,000,000,000 shares of Class A Common Stock, par value $.001 each.”
Pursuant to the Amendment, Article FOURTH of the Restated Certificate of Incorporation would be deleted in its entirety and replaced by the following:
“FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 5,000,000,000 shares of Class A Common Stock, par value $.001 each.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

STOCKHOLDER PROPOSALS
Any stockholder wishing to include a proposal in the Company’s proxy statement for the 2026 annual meeting in accordance with Rule 14a-8 of the Exchange Act must submit their proposal in writing by mail to the Secretary of the Company at Amphenol Corporation, 358 Hall Avenue, Wallingford, Connecticut 06492, Attention: Secretary no later than the close of business on December 5, 2025. Stockholder proposals that are sent to any other person or location or by any other means may not be received in a timely manner. In order to avoid controversy, stockholders should submit their proposals by means that permit them to prove the date of delivery. Any stockholder proposal received by the Secretary of the Company after the date specified will not be included in the Company’s proxy statement for the 2026 annual meeting. Further, all proposals submitted for inclusion in the Company’s proxy statement for the 2026 annual meeting must comply with all of the requirements of Rule 14a-8 of the Exchange Act.
Stockholders of the Company are also entitled by the Company’s By-Laws to bring business before the Annual Meeting, including matters not specified in the notice of meeting (other than proposals submitted for inclusion in the Company’s proxy material pursuant to Rule 14a-8 of the Exchange Act), by giving timely notice in writing by mail to the Secretary of the Company at Amphenol Corporation, 358 Hall Avenue, Wallingford, CT 06492, Attention: Secretary. To be timely, notice must be delivered not less than 90 days nor more than 120 days prior to the anniversary of the preceding annual meeting, or, if the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made. For the 2026 Annual Meeting of stockholders, notice must be delivered no sooner than January 15, 2026 and no later than February 14, 2026. Such a notice must also conform to the requirements of and set forth the information required by the Company’s By-Laws.
In addition to satisfying the foregoing requirements under the Company’s By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
In addition, the Company’s By-Laws provide a proxy access right permitting stockholders who have beneficially owned 3% or more of the Company’s Common Stock continuously for at least 3 years to submit director nominations via the Company’s proxy materials for up to 20% of the directors then serving. Notice of proxy access director nominations for the 2026 annual meeting must be delivered in writing by mail to the Secretary of the Company at Amphenol Corporation, 358 Hall Avenue, Wallingford, CT 06492, Attention: Secretary, no earlier than November 5, 2025 and no later than the close of business on December 5, 2025. In addition, the notice must set forth the information required by the Company’s By-Laws with respect to each proxy access director nomination that a stockholder intends to present at the 2026 annual meeting.
A stockholder has given the Company notice of the intent to introduce the following proposal for consideration and action by the stockholders at the Annual Meeting. The Company is not responsible for the accuracy or content of such proposal, which is printed verbatim as received in accordance with SEC rules. The stockholder proposal may contain assertions about the Company that the Company believes are incorrect. The Board has not attempted to refute all assertions and the Company has not corrected any errors in the stockholder proposal.
John Chevedden, 2215 Nelson Ave, No. 205, Redondo Beach, CA 90278, the beneficial owner of 200 shares of Common Stock on the date the proposal was submitted, has notified the Company of his intent to present the following proposal at the Annual Meeting.
Proposal 5—Support for Special Shareholder Meeting Improvement

Shareholders ask our Board of Directors to remove the current provision that considers the voice of certain Amphenol (APH) shareholders as non-shareholders. Currently all shares not held for one continuous year are considered non-shareholders if they seek to call for a special shareholder meeting on an important matter.
The current one-year exclusion for all shares held for less than one continuous year makes the current so-called shareholder right to call for a special shareholder meeting useless. There is no point to have useless right on the books of APH.
The reason to enable all shareholders to call for a special shareholder meeting is to allow one shareholder or a group of shareholders to quickly acquire APH shares to equal the challenging 25% share ownership requirement of all shares outstanding to call for a special shareholder meeting when there is an urgent matter to consider in order to incentivize a turnaround of APH.
The best strategies for turning around a company do not necessarily come from a company’s existing shareholders.
If APH finds itself in an emergency situation, APH shareholders and potential APH shareholders will not even consider acquiring more shares in order to call for a special shareholder meeting, if they have to wait one-year to call for a special shareholder meeting. A one-year holding period makes no sense. An emergency demands an immediate response.
The fact that one shareholder or a group of shareholders can quickly acquire more shares to call for a special shareholder meeting is an incentive for APH Directors to avoid such an emergency situation in the first place since the continued service of certain APH Directors could be terminated by a special shareholder meeting. This is a good incentive for the APH Directors to have for the benefit of all shareholders.
At minimum this proposal alerts shareholders to the severe limitation baked into the current APH rules for shareholders to call for a special shareholder meeting.
Please vote yes:
Support for Special Shareholder Meeting Improvement—Proposal 5

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 5
The Board has carefully considered this proposal, which seeks to eliminate the one-year holding requirement to exercise the right of stockholders to request a special meeting, and concluded that its adoption is unnecessary and not in the best interests of the Company or its stockholders. Consequently, the Board UNANIMOUSLY recommends a vote AGAINST this proposal for the following reasons.
The Company’s stockholders already have a meaningful ability to take action between annual meetings.
The Company’s By-Laws provide its stockholders with the ability to take action in between annual meetings in two ways. First, stockholders who own at least 25% of our capital stock continuously for a period of at least one year may call a special stockholder meeting. The 25% special meeting ownership threshold is in line with market practice and, based on our current stockholder base, any of the Company’s top three stockholders could act together or partner with other large stockholders to call a special meeting. Secondly, stockholders have the ability to act by written consent for any action required or permitted to be taken at an annual or special meeting of stockholders. Each of these rights enables the Company’s stockholders to take action outside of annual meetings and, in the event an urgent or strategic matter of importance arises which demands an immediate stockholder response, stockholders may make use of their ability to act by written consent, which is not limited to stockholders who have held their capital stock for at least one year. Accordingly, the Board believes that the Company’s stockholders have appropriate mechanisms in place to act on matters of sufficient import or urgency that cannot wait until the next annual meeting.
Elimination of the one-year holding requirement would increase the potential for abuse of the right to call a special meeting of stockholders by stockholders with short-term interests and could cause the time, financial and administrative burdens placed on the Board and management to grow significantly.
In implementing the Company’s existing stockholder special meeting right, our Board recognized the need for such right to include appropriate parameters, given that special meetings of stockholders can be disruptive to business operations, cause us to incur substantial expenses and harm long-term stockholder interests. Special stockholder meetings require the Company to prepare and distribute legal disclosure documents to stockholders, solicit proxies and tabulate votes, each of which requires substantial time, effort, and financial resources. In addition, the Board, management and employees would need to devote a significant amount of time and attention preparing for a special stockholder meeting, distracting them from their primary focus of maximizing long-term financial returns for stockholders and overseeing the day-to-day operations of the Company. For these reasons, among others, special stockholder meetings should be limited to circumstances where a substantial number of stockholders with a committed financial stake in the Company believe a matter is sufficiently urgent or extraordinary to justify calling a special meeting.
Eliminating the continuous one-year holding period requirement would enable investors to purchase capital stock and immediately seek to call a special stockholder meeting to try and advance agendas that are not necessarily in the long-term interests of the Company and its stockholders, and which would be more appropriately pursued through our other mechanisms for engagement. The Board continues to believe that the one-year holding period requirement included in the Company’s special meeting right affords stockholders a full and meaningful opportunity to call a special meeting while balancing the concern that investors with short-term interests may abuse the right to call a special stockholder meeting and reduces the burdens placed on the Board, management and employees resulting from unnecessary or duplicative meetings for less significant matters.
The continuous one-year holding period is consistent with the minimum holding period established by the SEC under Rule 14a-8 of the Exchange Act.
The continuous one-year holding period is consistent with the minimum holding period established by the SEC under Rule 14a-8 of the Exchange Act, which enables a stockholder to include a proposal in an issuer’s proxy statement. In adopting the holding requirements under Rule 14a-8, the SEC indicated that the holding period should be calibrated such that a stockholder has a meaningful “economic stake or investment interest” in a company before the stockholder may draw on Company and stockholder resources and command the time and attention of other stockholders to consider and vote on the proposal. The Board considers the SEC’s reasoning to be equally applicable to the Company’s continuous one-year holding requirement for requesting a special stockholder meeting.
The Company has implemented strong and effective corporate governance policies and measures that provide sufficient avenues for stockholders to meaningfully engage with the Board and management.
As described in the “Investor Outreach” section of this proxy statement, the Company regularly engages with key stockholders to discuss, among other items, governance issues to ensure that management and the Board understand and address issues that are important to the Company’s stockholders. Through this engagement, the Company has obtained valuable feedback.
In addition to the Company’s regular investor outreach initiatives and the rights of stockholders to call a special stockholder meeting and to act by written consent, the Company has implemented numerous corporate governance policies and measures that demonstrate the Company’s commitment to good corporate governance. For example:
•
our Board is comprised of a majority of independent directors;

•
our Board committees are comprised entirely of independent directors;

•
we have a single class of common stock;

•
we adopted a “proxy access” right in response to investor engagement to allow stockholders to nominate directors to our Board;

•
we have instituted clawback, insider trading, anti-hedging and anti-pledging policies;

•
each of our directors is elected on an annual basis;

•
in connection with a director candidate’s nomination, the candidate must submit an irrevocable resignation that is triggered if the candidate fails to receive a majority of the votes cast;

•
our non-employee directors and certain of our executive officers are required to comply with our stock ownership guidelines, which helps to ensure their alignment with the interests of our stockholders; and

•
we eliminated the supermajority voting requirements in the Company’s Certificate of Incorporation and By-Laws in response to investor engagement.

In light of the Company’s existing corporate governance policies and measures and the various mechanisms available for stockholders to engage with our Board and management, the Board believes that the adoption of this proposal will not make a meaningful difference in the ability of the Company’ stockholders to engage with the Board or influence the Company’s business or corporate governance policies.
For these reasons, the Board UNANIMOUSLY urges stockholders to vote AGAINST the proposal to require an amendment to Amphenol’s By-Laws to eliminate the one-year holding requirement to exercise the right of stockholders to request a special meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 5.

GENERAL AND OTHER MATTERS
At the date of this proxy statement, the Company knows of no business that will be brought before the 2025 Annual Meeting of Stockholders other than the matters set forth above. However, if any further business properly comes before the Annual Meeting or any adjournments thereof, the persons named as proxies in the accompanying proxy will vote them in accordance with their discretion and judgment on such matters.
The Company has herewith and/or heretofore provided each stockholder whose proxy is being solicited hereby a copy of the Company’s 2024 Annual Report, including financial statements. Written requests for additional printed copies should be directed to: Controller, Amphenol Corporation, 358 Hall Avenue, Wallingford, Connecticut 06492. The Company’s 2024 Annual Report, including financial statements, is also available from the Company’s website at www.amphenol.com by clicking on “Investors,” then “Financials” and then “2024 Annual Report.”
If you need directions to attend the Annual Meeting and vote in person, please call 203-265-8627.
PLEASE DATE AND SIGN THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED
REPLY ENVELOPE ON WHICH NO POSTAGE NEED BE AFFIXED IF MAILED
IN THE UNITED STATES.
By Order of the Board of Directors,
Lance E. D’Amico
Senior Vice President, Secretary and General Counsel
April 4, 2025

Notice of Annual Meeting
and
Proxy Statement
Annual Meeting of Stockholders, May 15, 2025
IMPORTANT: Your proxy is enclosed. Please fill in, date, sign and return your proxy promptly in the enclosed stamped envelope whether or not you plan to be present at the meeting. You may still vote in person if you attend the meeting.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 15, 2025: The Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at www.edocumentview.com/APH.

ENDORSEMENT_LINE______________ SACKPACK_____________000001MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3MMMMMMMMMADD 4ADD 5ADD 6Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas. MMMMMMMMMMMMMMMMMMMMMMMMMM C123456789000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 extYour vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on May 14, 2025.OnlineGo to www.envisionreports.com/APH or scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money!Sign up for electronic delivery atwww.envisionreports.com/APH 2025 Annual Meeting Proxy Card1234 5678 9012 345IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.AProposals — The Board of Directors recommends a vote FOR all the nominees listed, and FOR Proposals 2, 3 and 4. 1.Election of Eight Directors: ForAgainst AbstainForAgainst AbstainForAgainst Abstain01 - Nancy A. Altobello02 - David P. Falck03 - Rita S. Lane04 - Robert A. Livingston05 - Martin H. Loeffler06 - R. Adam Norwitt07 - Prahlad Singh08 - Anne Clarke Wolff 2.Ratification of the selection of Deloitte & Touche LLP as independent public accountants 3.Advisory vote to approve compensation of named executive officers 4.Approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock ForAgainst AbstainThe Board of Directors recommends a vote AGAINST Proposal 5.ForAgainst Abstain5. Stockholder Proposal regarding Support for Special Shareholder Meeting ImprovementNOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. BAuthorized Signatures — This section must be completed for your vote to count. Please date and sign below.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. C 1234567890J N TMMMMMMM 1 U P X 6 4 7 2 0 10444JG MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

2025 Annual Meeting of Stockholders of Amphenol CorporationMay 15, 2025, 11:00 a.m., Eastern TimeWorld Headquarters Conference Center358 Hall AvenueWallingford, CT 06492Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.The proxy materials are available at: www.envisionreports.com/APHSmall steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/APHIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.AMPHENOL CORPORATIONNotice of 2025 Annual Meeting of StockholdersProxy Solicited by Board of Directors for Annual Meeting — May 15, 2025The undersigned, revoking previous proxies as relating to these shares, hereby acknowledges receipt of the Notice of 2025 Annual Meeting and Proxy Statement dated April 4, 2025 in connection with the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 a.m. Eastern Time, on May 15, 2025 at the World Headquarters of the Company, 358 Hall Avenue, Wallingford, Connecticut 06492 and hereby appoints R. Adam Norwitt, Craig A. Lampo and Lance E. D’Amico, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Class A Common Stock of AMPHENOL CORPORATION (the “Company”) registered in the name provided herein which the undersigned is entitled to vote at the Annual Meeting, and at any postponements or adjournments thereof, with all the powers the undersigned would have if personally present, including discretionary authority to vote on any matters properly presented for consideration at the Annual Meeting. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy Statement.SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.(Items to be voted appear on reverse side)C Non-Voting ItemsChange of Address — Please print new address below.Comments — Please print your comments below.